UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Novatel Wireless, Inc.

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April 30, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Novatel Wireless, Inc. The meeting will be held on Thursday, June 18, 2009, at 2:00 p.m., local time, at the Woodfin Hotel, 10044 Pacific Mesa Blvd., San Diego, California 92121.

Information about the meeting is included in the following Notice of Annual Meeting of Stockholders and Proxy Statement. Also included is a proxy card and postage-paid return envelope.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, please complete, sign, date and promptly return your proxy card in the enclosed postage-paid return envelope. If you hold your shares through an account with a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to seeing you at the meeting.

Sincerely,

Peter V. Leparulo
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 18, 2009

The 2009 Annual Meeting of Stockholders of Novatel Wireless, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 18, 2009, at 2:00 p.m., local time, at the Woodfin Hotel, 10044 Pacific Mesa Blvd., San Diego, California 92121. The meeting will be held for the following purposes:

1. To elect two directors to serve until the 2012 Annual Meeting of Stockholders;

2. To approve the amendment and restatement of the Company’s 2000 Employee Stock Purchase Plan to, among other things, increase the number of shares issuable under the plan, extend the term and cease the automatic annual share increase;

3. To approve the Company’s 2009 Omnibus Incentive Compensation Plan; and

4. To transact such other business as may properly come before the meeting.

Information concerning the matters to be voted upon at the meeting is set forth in the accompanying Proxy Statement. Holders of record of the Company’s common stock as of the close of business on April 27, 2009, are entitled to notice of, and to vote at, the annual meeting.

Your vote is very important. Whether or not you plan to attend, please complete, sign, date and promptly return your proxy card in the enclosed postage-paid return envelope. If you hold shares through an account with a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors,

Catherine F. Ratcliffe
Senior V.P., Business Affairs, General Counsel and Secretary

April 30, 2009

San Diego, California

NOVATEL WIRELESS, INC.

9645 Scranton Road

San Diego, California 92121

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Why am I receiving this proxy statement?

This proxy statement and the enclosed proxy card are being sent to you on behalf of the Board of Directors (the “Board”) of Novatel Wireless, Inc. (the “Company”) to solicit your proxy to vote at the Company’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Thursday, June 18, 2009, at 2:00 p.m., local time, at the Woodfin Hotel, 10044 Pacific Mesa Blvd., San Diego, California 92121. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.

This proxy statement and the enclosed proxy card are being mailed to stockholders on or about May 5, 2009.

What matters will be considered at the Annual Meeting?

At the Annual Meeting, our stockholders will be asked:

•	To elect two directors to serve until the 2012 Annual Meeting of Stockholders;

•

To approve the amendment and restatement of the Company’s 2000 Employee Stock Purchase Plan (the “Purchase Plan”) to, among other things, increase the number of shares issuable under the plan, extend the term and cease the automatic annual share increase;

•	To approve the Company’s 2009 Omnibus Incentive Compensation Plan (the “2009 Incentive Plan”); and

•	To consider such other business as may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Record holders of our common stock as of the close of business on April 27, 2009 are entitled to notice of, and to vote at, the Annual Meeting. You are a holder of record if your shares were registered directly in your name with our transfer agent, Computershare Trust Company, at the close of business on April 27, 2009. If your shares were held through an account with a broker, bank or other nominee at that time, then your shares are held in “street name” and the organization holding your account is considered the holder of record for purposes of voting at the Annual Meeting. However, as a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote your shares.

How many votes do I have?

Each holder of record as of the close of business on April 27, 2009 is entitled to one vote for each share of common stock held on that date. As of that date, we had 30,420,656 shares of common stock outstanding.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends a vote:

•	“FOR” the election of each of the two director nominees to serve until the 2012 Annual Meeting of Stockholders;

•	“FOR” approval of the amendment and restatement of the Purchase Plan; and

•	“FOR” the approval of the 2009 Incentive Plan.

How do I cast my vote?

If you are a holder of record, you can vote in person at the Annual Meeting or by proxy prior to the Annual Meeting. To vote by proxy, please complete, sign, date and return the enclosed proxy card in the enclosed postage-paid return envelope.

If your shares are held in “street name,” your broker, bank or other nominee will provide you with instructions on how to vote your shares. If you do not provide voting instructions to your broker, your broker may exercise its discretion to vote your shares in the election of directors. However, your broker will not be permitted to vote your shares on the approval of the amendment and restatement of the Purchase Plan or the approval of the 2009 Incentive Plan. Brokers, banks and other nominees holding shares of record for their clients are not entitled to vote on certain matters unless they receive voting instructions from their customers. In the event that a broker does not receive voting instructions from its customers for these types of matters, the broker will notify us that it lacks voting authority to vote those shares.

To be sure your shares are voted in the manner you desire, you should instruct your broker, bank or other nominee how to vote your shares. If you hold your shares in “street name” and wish to attend the Annual Meeting and vote your shares in person, you must obtain a valid proxy from your broker, bank or other nominee.

Can I change my vote after I have mailed my signed proxy card?

If you vote by proxy, you can revoke that proxy at any time before it is voted at the Annual Meeting. You can do this by:

•	delivering a written notice revoking your proxy to the Company’s Corporate Secretary at the address above;

•	delivering a new proxy bearing a date after the date of the proxy being revoked; or

•	voting in person at the Annual Meeting.

What if I return a signed proxy card but do not provide voting instructions?

All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your instructions on the proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted:

•	“FOR” the election of each of the two director nominees to serve until the 2012 Annual Meeting of Stockholders;

•	“FOR” approval of the amendment and restatement of the Purchase Plan;

•	“FOR” the approval of the 2009 Incentive Plan; and

•	at the discretion of the proxy holders with respect to any other matter that is properly presented at the Annual Meeting.

What will constitute a quorum at the Annual Meeting?

Holders of a majority of our common stock entitled to vote at the Annual Meeting must be present at the Annual Meeting, in person or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Your shares will be counted toward the quorum if you submit a properly executed proxy or vote at the Annual Meeting. If there is no quorum, a majority of the votes present at the Annual Meeting, in person or by proxy, may adjourn the meeting to another date.

How many votes are required to elect the director nominees?

The directors will be elected by a plurality of the votes cast by holders of our common stock. A “withhold” vote will have no effect on the outcome of the election of directors.

How many votes are required to approve the amendment and restatement of the Purchase Plan and to approve the 2009 Incentive Plan?

The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting will be required to approve the amendment and restatement of the Purchase Plan and to approve the 2009 Incentive Plan.

What does it mean if I received more than one proxy card?

If you received more than one proxy card, your shares are likely registered in more than one name or are held in more than one account. Please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Who is paying for this proxy solicitation?

The Company pays the cost of soliciting proxies. We have retained The Altman Group, Inc. to assist in the solicitation of proxies for the Annual Meeting. For these services, we will pay The Altman Group a customary fee and will reimburse it for reasonable out-of-pocket expenses. Additionally, our directors, officers and employees may solicit proxies in person or by telephone. However, they will not receive additional compensation for soliciting proxies. We may also request brokerage firms, banks and other nominees to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. We will reimburse these persons for their reasonable expenses in so doing.

Where else are the proxy materials available?

The proxy statement and our 2008 Annual Report are available for your review at www.nvtl.com/proxymaterials.

Where can I find directions to the Annual Meeting location?

Directions to the Woodfin Hotel are available at www.woodfinhotelsandiego.com.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, two directors will be elected to serve three-year terms expiring at the 2012 Annual Meeting of Stockholders. This section contains information about the two director nominees and the directors whose terms of office continue after the Annual Meeting. The nominees for election are Peter V. Leparulo and Horst J. Pudwill. Each of the director nominees is an incumbent director whose nomination to serve on the Board was recommended by the Nominating Committee and approved by the Board.

The directors will be elected by a plurality of the votes cast at the Annual Meeting. A “withhold” vote will have no effect on the outcome of the election of directors.

The Board Recommends a Vote “FOR” Each of the Two Director Nominees.

Nominees to be Elected For Terms Expiring at the 2012 Annual Meeting of Stockholders

Peter V. Leparulo, age 50, has served as a director since May 2003 and as our Chairman and Chief Executive Officer since April 2008. He served as Executive Chairman since November 2006 and, prior to that, from January 2003 to November 2007 he served as our Chief Executive Officer. Prior to January 2003, he was our Senior Vice President, General Manager, CDMA Operations since May 2001. From September 2000 to May 2001, he served as our Senior Vice President, Corporate and Strategic Development and General Counsel. From June 1998 until September 2000, Mr. Leparulo was a Senior Partner at the law firm of Orrick, Herrington & Sutcliffe LLP, where he specialized in corporate finance, mergers and acquisitions, securities, intellectual property and general corporate matters. Prior to joining Orrick, Mr. Leparulo was a Partner at the law firm of Pillsbury Madison & Sutro LLP, from January 1992 until June 1998, and an Associate at that firm from October 1989 until January 1992. He holds a Bachelor of Science from Colgate University and a Juris Doctor from Case Western Reserve University.

Horst J. Pudwill, age 63, has served as a director since July 2003. He is the founder and current Chairman of the Board and Executive Director of Techtronic Industries Co., Ltd., a Hong Kong-listed global manufacturer of industry leading brands in power tools, lawn and garden equipment and floor care appliances. Mr. Pudwill served as Chief Executive Officer of Techtronic Industries from 1985 to 2008. Mr. Pudwill co-founded our Company and previously served on our Board from 1996 until 2000. Mr. Pudwill received a master’s degree in commerce and engineering from Technical College, Flensburg, Germany and a degree in Engineering from Technical College, Verden, Germany.

Current Directors Whose Terms Expire at the 2010 Annual Meeting of Stockholders

James Ledwith, age 63, has served as a director since March 2008. Mr. Ledwith has been a partner at J.H. Cohn, an accounting and consulting firm, since 1992 and was a lecturer at San Diego State University from 2000 to 2007. Mr. Ledwith also serves as a director of San Diego Trust Bank, a privately held community bank. Mr. Ledwith is a certified public accountant and received his undergraduate degree from Babson College and a Master of Business Administration from the Wharton Graduate Division of the University of Pennsylvania.

Greg Lorenzetti, age 46, has served as a director since June 2007. He has served as President of Titan Partners, LLC, a private equity and technology commercialization investment firm, since 2002. He is a founding member of HFI, a privately held investment company based in the United Kingdom. In the past, he served as an executive within the financial sector, and advised boards and principals of public and private companies on capital formation, marketing, and strategic planning issues. Mr. Lorenzetti is a founding shareholder of Cardiovax, a biotech company currently developing a vaccine for heart disease in a joint commercialization project. He has been an investor in numerous early stage technology companies such as Nomadix, a company acquired by Maginet. Mr. Lorenzetti has been an active investor and advisor in oil and gas exploration projects around the world over the last several years. Mr. Lorenzetti attended Stanford University.

Current Directors Whose Terms Expire at the 2011 Annual Meeting of Stockholders

John R. Ross, age 45, has served as a director since June 2007 and has been a consultant to the Company since December 2008. From February 2007 until December 2008, Mr. Ross served as President and Chief Executive Officer of Media Connex, Inc., a provider of network and IT services to residential and small company customers. Before founding Media Connex, Mr. Ross held various leadership positions at Novatel Wireless in engineering and business development from August 2000 to February 2007. Prior to that, Mr. Ross held leadership positions at Motorola’s subscriber equipment division participating in the development of high volume consumer handsets, most notably contributing to the roll out of the Japan CDMA network and the launch of the CDMA StarTACs for North America. Mr. Ross has also held engineering positions with US Robotics and Littlefuse, Inc. Mr. Ross holds a Bachelor of Science in Electrical Engineering from Washington University and a Master of Business Administration from the Kellogg School of Management at Northwestern University.

David A. Werner, age 56, has served as a director since January 2004. Mr. Werner has been co-owner of Aerofit, Inc., an engineered component manufacturer, since 2004. Mr. Werner was previously a partner at Engineered Components, an acquisition and business development company serving the engineered components market, which he joined in 2002. Mr. Werner also served as Executive Vice President and Chief Financial Officer of Day Runner, Inc. from 1999 to 2002. From 1994 to 1999, Mr. Werner was Executive Vice President and a member of the Board of Directors of Kaynar Technologies, Inc., a specialty component manufacturer. From 1990 to 1993, he served as Vice President and Chief Financial Officer of Microdot, Inc. From 1978 to 1990, Mr. Werner served in various accounting, financial, operating and executive positions with Lear Siegler. From 1974 to 1978, Mr. Werner worked for Peat, Marwick, Mitchell & Co. (currently KPMG). Mr. Werner is a certified public accountant and received a Bachelor of Science in Business Administration and a Master of Business Administration from the University of Southern California.

PROPOSAL 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

THE COMPANY’S 2000 EMPLOYEE STOCK PURCHASE PLAN

The Amended and Restated Novatel Wireless, Inc. 2000 Employee Stock Purchase Plan (the “Purchase Plan”) was initially approved by our stockholders in 2000. The Purchase Plan provides our employees with a convenient means of purchasing shares of our common stock through payroll deductions. The Purchase Plan currently authorizes the issuance of up to 574,000 shares of our common stock, of which 190,592 shares were available for issuance and purchase by employees as of March 31, 2009.

In April 2009, the Board approved an amendment and restatement of the Purchase Plan to increase the number of shares available for issuance under the plan by 750,000 shares, extend the term of the Purchase Plan by 10 years, cease the automatic annual increase in the number of shares available for issuance under the Purchase Plan and make certain other technical changes. The Board has determined that the amendment and restatement of the Purchase Plan is advisable and in the best interests of the Company and our stockholders, and has submitted the amendment and restatement of the Purchase Plan for approval by our stockholders at the Annual Meeting.

A summary of the Purchase Plan, as it is proposed to be amended and restated, appears below and the full text of the Purchase Plan, indicating the proposed changes, is attached as Appendix A to this proxy statement. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting will be required to approve the amendment and restatement of the Purchase Plan.

The Board Recommends a Vote “FOR” Approval of the Amendment and Restatement of the Purchase Plan.

Shares Subject to the Plan

Including the 750,000 share increase for which stockholder approval is sought under this proposal, 940,592 shares of our common stock will be available for future issuance under the Purchase Plan. Prior to the amendments, the number of shares authorized for issuance automatically increased at the beginning of each year. This adjustment will no longer occur if the amendments are approved by stockholders.

Purchase of Shares

The Purchase Plan permits participants to purchase up to $25,000 of our common stock annually (valued at the time each purchase right is granted) through payroll deductions of up to 10% of eligible compensation. We use the dollar amounts that we deduct and accumulate on behalf of each participant to purchase shares of our common stock reserved for issuance under the Purchase Plan at the end of each purchase period. No participant may purchase more than 50,000 shares of common stock in any offering period. Under the Purchase Plan, the Board may determine the duration and frequency of the purchase periods. The Purchase Plan generally operates using consecutive, overlapping, 24-month offering periods. Each offering period includes four six-month purchase periods. The offering periods generally start on the first trading day on or after May 16 and November 16 of each year.

Purchase Price of Shares

The price of shares purchased under the Purchase Plan is generally 85% of the lower of the fair market value of our common stock either at the beginning of the offering period or at the end of the purchase period. Any participant whose current offering period has not expired and who has not withdrawn from the Purchase Plan will be deemed to be un-enrolled from his or her then current offering period and enrolled as of the first day of the subsequent period if the price per share at the beginning of such subsequent period is lower than the price per share on the enrollment date relating to the participant’s then current offering period. Participants may end their participation in the Purchase Plan at any time. Upon termination of participation, the participant’s payroll contributions will cease and the participant will be paid his or her accumulated payroll deductions to date without interest.

Eligibility

Substantially all of our employees are eligible to participate in the Purchase Plan. However, an employee may not purchase shares under the Purchase Plan if the purchase would cause the employee to own shares of common stock representing 5% or more of the total combined voting power or value of all classes of our capital stock. Participation in the Purchase Plan ends automatically upon a participant’s termination of employment. As of March 31, 2009, approximately 310 employees were eligible to participate in the Purchase Plan, of which approximately 158 are participants in the current offering period.

Transferability

Rights granted under the Purchase Plan are not transferable by a participant other than upon his or her death or by a special determination by the plan administrator. In the event of a reorganization, merger or other similar change in the capital structure of the Company, our Board may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available under the Purchase Plan and in the maximum number of shares subject to any offering period under the Purchase Plan.

Modification and Term

The Board has the authority to amend or terminate the Purchase Plan at any time for any reason. The Purchase Plan will automatically terminate on June 18, 2019, unless sooner terminated by the Board. If the amendments are not approved, the Purchase Plan will expire in November 2010, unless sooner terminated by the Board.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences to participants and the Company of participation in the Purchase Plan. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences, nor does it describe consequences based on particular circumstances. Each participant should refer to the actual text of the Purchase Plan set forth in Appendix A and should consult with a tax advisor as to specific questions relating to tax consequences of participation in the Purchase Plan.

Federal Income Tax Consequences to Participants. The right to purchase our common shares under the Purchase Plan is intended to constitute an option issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. If common shares are purchased under the Purchase Plan, and no disposition of these common shares is made within two years of the first day of the applicable offering period, nor within one year after the last day of the applicable offering period, then no income will be realized by the participant at the time of the transfer of the common shares to the participant’s plan account. In the event of the death of a participant while owning the common shares, no income will be realized at the time of the transfer of the common shares to the participant’s plan account.

When a participant sells or otherwise disposes of the common shares, there will be included in the participant’s income, as compensation, an amount equal to the lesser of (a) an amount equal to 15% of the fair market value of the common shares on the first day of the applicable offering period, or (b) the amount by which the fair market value of the common shares at the time of disposition or death exceeds the purchase price for the common shares. Any additional gain would be treated for tax purposes as long-term capital gain, provided that the participant holds the common shares for the applicable long-term capital gain holding period after the last day of the offering period applicable to such common shares.

If a participant disposes of the common shares within either the one- or two- year period described above, the participant would realize ordinary income in the year of disposition in an amount equal to the difference between the purchase price and the fair market value of the common shares on the last day of the applicable offering period. Any difference between the amount received upon disposition and the fair market value of the common shares on the last day of the applicable offering period would be treated as a capital gain or loss, as the case may be.

Federal Income Tax Consequences to the Company. We are not allowed a deduction for federal income tax purposes in connection with the grant or exercise of the right to purchase common shares under the Purchase Plan, provided there is no disposition of common shares by a participant within either the one- or two- year period described above. If a disposition occurs within either of these two periods, we will be entitled to a deduction in the same amount and at the same time that the participant realizes ordinary income.

Plan Benefits

The benefits to be received by our employees as a result of the proposed amendment of the Purchase Plan are not determinable, since the amounts of future purchases by participants are based on elective participant contributions. No purchase rights have been granted, and no shares of common stock have been issued, with respect to the 750,000 share increase for which stockholder approval is sought under this proposal.

PROPOSAL 3

APPROVAL OF THE COMPANY’S

2009 OMNIBUS INCENTIVE COMPENSATION PLAN

In April 2009, the Board approved the Novatel Wireless, Inc. 2009 Omnibus Incentive Compensation Plan (the “Incentive Plan”). The Incentive Plan affords the Board the ability to design compensatory awards that are responsive to our needs, and includes authorization for a variety of awards designed to advance our interests and long-term success by encouraging stock ownership among our directors, officers, employees and consultants. These awards include equity and cash awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”).

We have historically granted equity awards under two plans: the Amended and Restated Novatel Wireless, Inc. 2000 Stock Incentive Plan (the “2000 Plan”) and the 1997 Employee Stock Option Plan (the “1997 Plan”). As of April 20, 2009, there were 1,055,207 shares available for issuance under the 2000 Plan and no shares available for issuance under the 1997 Plan. In addition, as of that date, outstanding awards under both of our equity incentive plans consisted of 4,309,312 stock options, with a weighted-average exercise price of $13.39 and an average term to expiration of 2.78 years, and 550,306 restricted stock and restricted stock unit awards.

We will issue no more than 100,000 shares under the 2000 Plan for new awards between April 20, 2009 and the date of the Annual Meeting. Additionally, if the Incentive Plan is approved by our stockholders, no further awards will be made under the 2000 Plan after the date of the Annual Meeting.

A summary of the Incentive Plan appears below and is qualified by the full text of the Incentive Plan attached as Appendix B to this proxy statement. You should read and understand the terms of the Incentive Plan before you vote. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting will be required to approve the Incentive Plan.

On April 27, 2009, the closing market price of a share of our common stock was $6.80.

The Board Recommends a Vote “FOR” Approval of the Incentive Plan.

Administration

The Incentive Plan will be administered by the Board, which may delegate all or any part of its authority under the Incentive Plan to a committee of one or more members of the Board. This authority includes, among other things, selecting award recipients, establishing award terms and conditions, granting awards, construing any ambiguous provision of the Incentive Plan or in any award agreement, and adopting modifications and amendments to the Incentive Plan or any award agreement, subject to the terms of the Incentive Plan.

To the extent permitted by applicable law, the Board may also delegate its duties under the Incentive Plan to one or more senior officers of the Company, referred to as a secondary committee. This delegation of authority is subject to any conditions and limitations set by the Board or set forth in the Incentive Plan, and may not include the authority to grant an award to a director or executive officer, or to grant awards designed to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

Awards

The Incentive Plan provides for grants of both equity and cash awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, annual incentive awards, performance shares, performance units and other forms of awards. The principal terms and features of the various forms of awards are set forth below:

Stock Options. Stock options entitle the participant to purchase shares of our common stock at a price not less than the market value per share on the grant date. Stock options may be incentive stock options or non-qualified stock options under Section 422 of the Code. Each grant will specify whether the exercise price is payable in cash or by check, by a cashless broker-assisted exercise, by the transfer to the Company of shares of our common stock owned by the participant, by the Company withholding shares of our common stock otherwise deliverable to the participant upon the exercise of the stock option, by a combination of these payment methods, or by any other methods that the Board may approve.

Each grant will specify the periods of continuous service by the participant with the Company necessary before the stock options become exercisable. Stock option grants may specify management objectives that must be achieved as a condition to exercise. No stock option will be exercisable more than 10 years after the grant date.

The Board may substitute, without the participant’s permission, stock appreciation rights for outstanding stock options. However, the terms of the substituted stock appreciation rights must be substantially the same as the terms of the stock options at the date of substitution. Additionally, the difference between the market value of the underlying shares of our common stock and the base price of the stock appreciation rights must be equivalent to the difference between the market value of the underlying shares of our common stock and the exercise price of the stock options.

Stock Appreciation Rights. A stock appreciation right is a right to receive from the Company a dollar amount up to the spread between a base price (which may not be less than the market value per share of our common stock on the grant date) and the market value of the shares of our common stock on the exercise date. The amount payable by the Company on exercise of a stock appreciation right may be paid in cash, shares of our common stock, or any combination of the two. Any grant of stock appreciation rights may specify that the amount payable on exercise may not exceed a maximum specified by the Board. Any grant may also specify management objectives that must be achieved as a condition to exercise, waiting periods before exercise and permissible exercise dates or periods. Each grant will specify the periods of continuous service by the participant with the Company that are necessary before the stock appreciation rights become exercisable. No stock appreciation right will be exercisable more than 10 years after the grant date.

Restricted Stock. A grant of restricted stock constitutes an immediate transfer to the participant of the ownership of shares of our common stock in consideration for the performance of services. Restricted stock entitles a participant to voting, dividend and other ownership rights. However, these rights will be subject to any restrictions and conditions, such as the achievement of management objectives, during the restriction period as determined by the Board.

For restricted stock that vests upon the passage of time, each grant will provide that the restricted stock will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board on the grant date. Each grant will provide that so long as the award is subject to a substantial risk of forfeiture, the transferability of the restricted stock will be prohibited or restricted in the manner and to the extent prescribed by the Board on the grant date.

Grants of restricted stock may require that any or all dividends or other distributions paid during the period of the restrictions be automatically deferred and reinvested in additional shares of restricted stock or paid in cash, which may be subject to the same restrictions as the underlying award. Dividends or other distributions on restricted stock subject to management objectives will be deferred and paid in cash upon the achievement of the management objectives and the lapse of all restrictions.

Restricted Stock Units. A grant of restricted stock units is an agreement by the Company to deliver shares of our common stock or cash equal to the value of such shares to the participant at the end of a specified period, subject to transfer restrictions and other conditions as determined by the Board. During the restriction period, the participant may not transfer any rights under his or her award and will have no rights of ownership, including voting rights, in the restricted stock units. However, on the grant date, the Board may authorize the payment of dividend equivalents on the restricted stock units on either a current, deferred or contingent basis, either in cash, in additional restricted stock units or in shares of our common stock. Dividend equivalents on restricted stock units subject to management objectives will be deferred and paid in cash upon the achievement of the management objectives and the lapse of all restrictions.

Performance Shares and Performance Units. A performance share is the equivalent of one share of our common stock. A performance unit is the equivalent of $1.00 or such other value as determined by the Board. Each grant of performance shares or performance units will specify either the number of shares, or amount of cash, payable with respect to the performance shares or performance units to which the grant pertains. Any grant of performance shares or performance units may specify that the amount payable may be paid in cash, in shares of our common stock or in any combination of the two.

Any grant of performance shares or performance units will specify the management objectives that, if achieved, will result in payment or early payment of the award and may set forth a formula for determining the number of shares, or amount of cash, payable with respect to the performance shares or performance units that will be earned if performance is at or above threshold levels. The performance period will be determined by the Board at the time of grant, but may not be less than one year.

The Board may, on the grant date, provide for the payment of dividend equivalents to the holder of the performance shares on either a current, deferred or contingent basis, either in cash or in additional shares of our common stock. Dividend equivalents on performance shares will be deferred and paid in cash upon the achievement of the applicable management objectives.

Annual Incentive Awards. An annual incentive award is a cash award based on the achievement of management objectives with a performance period of one year or less. Any grant of an annual incentive award will specify management objectives that, if achieved, will result in payment or early payment of the award and may set forth a formula for determining the amount payable if performance is at or above threshold levels. The performance period with respect to each annual incentive award will be determined by the Board at the time of grant. Each grant will specify the time and manner of payment of annual incentive awards that have been earned. The Board may establish a maximum amount payable under any annual incentive award on the grant date.

Other Awards. The Board may, subject to limitations under applicable law, grant to any participant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of our common stock. These awards may include convertible or exchangeable securities, purchase rights or awards with value and payment contingent upon performance of the Company, the book value of our shares, or any other factors designated by the Board.

Except as otherwise provided in the Incentive Plan, cash awards, as independent awards or as an element of or supplement to any other award granted under the Incentive Plan, also may be granted. The Board may grant shares of our common stock as a bonus, or may grant other awards in lieu of obligations of the Company to pay cash or deliver other property under the Incentive Plan or under other plans or compensatory arrangements, subject to terms that will be determined by the Board in a manner intended to comply with Section 409A of the Code.

Eligibility

Subject to the terms of the Incentive Plan, the Board may grant awards to any of our employees, directors or any person who provides services to us. However, incentive stock options may be granted only to our employees. Currently, approximately 310 persons would be eligible to receive awards under the Incentive Plan.

Shares Available for Grants

We may issue up to 2,500,000 shares of our common stock under the Incentive Plan, subject to adjustment as provided in the plan. Shares of our common stock issued under any plan assumed by the Company in any corporate transaction will not count against this share limit.

Shares of our common stock covered by an award under the Incentive Plan are not counted against the aggregate share limit until issued and delivered to a participant. As a result, the total number of shares of our common stock available under the Incentive Plan is not reduced by any shares of our common stock relating to prior awards that have expired or have been forfeited or cancelled. To the extent of payment in cash of the benefit provided by any award granted under the Incentive Plan, any shares of our common stock that were covered by that award will be available for issue or transfer under the Incentive Plan. If, under the Incentive Plan, a participant has elected to give up the right to receive compensation in exchange for shares of our common stock based on market value, the shares will not count against the aggregate share limit. In addition, shares delivered or relinquished to pay the exercise or purchase price of an award or to satisfy tax withholding obligations will also be available for future awards under the Incentive Plan.

Award Limits

Awards under the Incentive Plan are subject to the following limitations:

•	the aggregate number of shares of our common stock issued upon the exercise of incentive stock options will not exceed 2,500,000;

•	no participant will be granted stock options or stock appreciation rights, in the aggregate, for more than 1,000,000 shares of our common stock during any calendar year;

•

no participant will be awarded qualified performance-based awards of restricted stock, restricted stock units, performance shares or other awards, in the aggregate, for more than 500,000 shares of our common stock during any calendar year; and

•

in no event will any participant in any calendar year receive a qualified performance-based award of performance units or a qualified performance-based cash award having an aggregate maximum value in excess of $2,500,000.

Management Objectives

The Incentive Plan requires that the Board establish management objectives for awards of performance shares, performance units and annual incentive awards. The Board may also establish management objectives for stock options, stock appreciation rights, restricted stock, restricted stock units or other awards. These management objectives may be described in terms of Company-wide objectives or objectives related to performance of an individual participant or a subsidiary, division, business unit, region or function of the Company, and may be made relative to the performance of other companies. The management objectives applicable to any qualified performance-based award to a “covered employee,” as defined in Section 162(m) of the Code, will be based on specified levels of, or changes in, one or more of the following criteria:

•	Profits: Operating income, earnings before interest and taxes, earnings before taxes, net income, cash net income, earnings per share, residual or economic earnings or economic profit;

•

Cash Flow: Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, free cash flow, free cash flow with or without specific capital expenditure targets or ranges, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital, residual cash flow or cash flow return on investment;

•	Returns: Economic value added or profits or cash flow returns on sales, assets, invested capital, net capital employed or equity;

•	Working Capital: Working capital divided by sales, days’ sales outstanding, days’ sales inventory or days’ sales in payables;

•	Profit Margins: Profits divided by revenues or sales, gross margins divided by revenues or sales, or operating margin divided by revenues or sales;

•	Liquidity Measures: Debt-to-capital ratios, debt-to-EBITDA ratios or total debt;

•

Sales Growth, Margin Growth, Unit Growth, Cost Initiative and Stock Price Metrics: Revenues, revenue growth, sales, sales growth, gross margin, operating margin, shipment volume, unit growth, stock price appreciation, total return to stockholders, expense targets, productivity targets or ratios, sales and administrative expenses divided by sales, or sales and administrative expenses divided by profits; and

•

Strategic Initiative Key Deliverable Metrics: Consisting of one or more of the following: product development or launch, strategic partnering, research and development, regulatory compliance or submissions, vitality or sustainability index, market share, geographic business expansion goals, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

The Board will have the authority to make equitable adjustments to the management objectives, including the related minimum, target and maximum levels of achievement or performance, for specified events set forth in the Incentive Plan to the extent allowed by Section 162(m) of the Code.

Amendment and Termination

The Board may amend the Incentive Plan in whole or in part, except that any amendment to the Incentive Plan that requires stockholder approval under applicable law will not be effective until we obtain stockholder approval. No grant will be made under the Incentive Plan more than 10 years after the effective date of the Incentive Plan, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the applicable award agreement and of the Incentive Plan.

Except in connection with certain corporate transactions or a change in control, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or the base price of outstanding stock appreciation rights, or cancel outstanding stock options or stock appreciation rights in exchange for other awards or stock options or stock appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price of the original stock options or base price of the original stock appreciation rights, as applicable, without stockholder approval.

Grants of restricted stock, restricted stock units, performance shares, performance units and annual incentive awards may provide for earlier termination of restrictions in the event of the retirement, death or disability, or other termination of employment, of a participant, or a change in control of the Company. In addition, if permitted by Section 409A of the Code, the Board may accelerate the vesting of or waive any other limitations requirement under any outstanding award in the event of the retirement, death or disability, or other termination of employment, of a participant. However, in either case, the restrictions on an award intended to be “qualified performance-based compensation” under Section 162(m) of the Code may not be terminated in the event of retirement or other termination of employment to the extent the provision would cause the award to fail to qualify.

The Board may amend the terms of any award granted under the Incentive Plan prospectively or retroactively. However, no amendment may impair the rights of any participant without his or her consent, except as necessary to comply with changes in law or accounting rules applicable to the Company. The Board may terminate the Incentive Plan at any time. Termination of the Incentive Plan will not affect the rights of participants or their successors under any awards outstanding on the date of termination.

Change in Control

In the event a change in control of the Company occurs, the Board may substitute each award outstanding under the Incentive Plan immediately prior to the change in control with such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or stock appreciation right with an exercise price or base price greater than the consideration offered in connection with any change in control, the Board may elect to cancel the stock option or stock appreciation right without any payment to the person holding the stock option or stock appreciation right. The Board may also adjust the aggregate number of shares available under the Incentive Plan and the individual participant limits as the Board deems appropriate. However, any adjustment to the number of shares available for incentive stock options will be made only if, and to the extent that, the adjustment would not cause any stock option intended to qualify as an incentive stock option to fail to qualify.

Effective Date

The Incentive Plan will be effective as of the date it is approved by our stockholders. No grants will be made under the 2000 Plan on or after the effective date of the Incentive Plan, except that outstanding awards granted under the 2000 Plan will continue unaffected, in accordance with the terms of the 2000 Plan as in effect on the effective date of the Incentive Plan.

U. S. Federal Income Tax Consequences

The following is a brief summary of some of the U.S. federal income tax consequences of certain transactions under the Incentive Plan based on U.S. federal income tax laws in effect on January 1, 2009. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of our common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of our common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Non-Qualified Stock Options. In general,

•	no income will be recognized by an optionee at the time a non-qualified option right is granted;

•

at the time of exercise, ordinary income will be recognized in an amount equal to the difference between the exercise price and the market value of the shares, if unrestricted, on the date of exercise; and

•

at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the market value of any unrestricted shares of our common stock received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code, referred to as Restrictions. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of grant of the shares will have taxable ordinary income on the date of grant of the shares equal to the excess of the market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the market value of unrestricted shares of our common stock on the date that such shares are transferred or settled in cash, as the case may be, to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares, Performance Units and Annual Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units or annual incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or annual incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the market value of any unrestricted shares of our common stock received.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Plan Benefits

Because benefits under the Incentive Plan depend upon the Board’s actions, and the market value of the shares of our common stock in the future and/or the future performance of the Company, it is not possible to determine the value of benefits that will be received by participants in the Plan with respect to any awards made in the future. Benefits under the Incentive Plan, however, will be subject in any event to the limits described under “—Award Limits” above.

CORPORATE GOVERNANCE

Director Independence

Under the Nasdaq listing requirements, a majority of the members of our Board must be independent. The Board has determined that of our current non-management directors, Mr. Ledwith, Mr. Lorenzetti, Mr. Pudwill and Mr. Werner are each independent of the Company and management within the meaning of the Nasdaq listing requirements. Mr. Ross is not “independent” under the Nasdaq listing requirements because he was an employee of the Company during the past three years.

Director Nominations

Qualifications. The Nominating Committee considers a number of factors in its evaluation of director candidates, including the members of the Board eligible for re-election. These factors include relevant business experience, expertise, character, judgment, length of potential service, independence, other commitments and the current needs of the Board and its committees. In the case of incumbent directors, the Nominating Committee also considers a director’s overall service to the Company during his term, including the number of meetings attended, level of participation and quality of performance.

While the Nominating Committee has not established specific criteria related to a director candidate’s age, education, experience level or skills, it expects qualified candidates will have ample experience and a proven record of business success and leadership. The Nominating Committee believes the Board should be comprised of individuals with significant and appropriate senior management and leadership experience, an understanding of technology relevant to the Company and its business, a long-term and strategic perspective and the ability to advance constructive debate and a global perspective.

Stockholder Recommendations. The Nominating Committee considers recommendations of potential director candidates from stockholders based on the same criteria as a candidate identified by an individual director or the Nominating Committee. We have never received a recommendation for a director candidate from a stockholder.

Stockholders may recommend candidates at any time. However, to be considered by the Nominating Committee for inclusion in the proxy statement for our next Annual Meeting of Stockholders, recommendations must be received by the Corporate Secretary at least 120 days prior to the first anniversary of the date of the proxy statement mailed to stockholders for the preceding Annual Meeting of Stockholders. A stockholder’s notice must include the following:

•

a written statement by the director candidate agreeing to be named in our proxy materials and to serve as a member of the Board (and any committee of the Board to which the director candidate is assigned to serve by the Board) if nominated and elected;

•	the director candidate’s full name, age, business and residential addresses and principal occupation or employment for at least the past five years;

•	information regarding any relationships between the candidate and the Company within the last three years;

•	a description of the proposed nominee’s qualifications as a director; and

•	a written statement that the nominating stockholder is a beneficial or record owner of our stock.

The stockholder’s notice must be signed by the stockholder recommending the director candidate for consideration and sent to the following address: Novatel Wireless, Inc., c/o Corporate Secretary, 9645 Scranton Road, San Diego, California 92121.

Communications with the Board

Stockholders and other interested parties may communicate with the Board, the non-management directors or specific directors by mail addressed to: Novatel Wireless, Inc., c/o Corporate Secretary, 9645 Scranton Road, San Diego, California 92121. The communication should clearly indicate whether it is intended for the Board, the non-management directors or a specific director. Our Corporate Secretary will review all communications and will, on a periodic basis, forward all communications to the appropriate director or directors, other than those communications that are merely solicitations for products or services or that relate to matters that are clearly improper or irrelevant to the functioning of the Board.

Code of Ethics

The Board has adopted a code of business conduct and ethics applicable to all our directors, officers and employees. The purpose of the code of business conduct and ethics is to, among other things, focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report concerns regarding possible unethical or unlawful conduct and to help enhance and formalize our culture of integrity, respect and accountability. We distribute copies of the code to our newly appointed directors and newly hired officers and employees, and conduct periodic training sessions regarding its content for all directors, officers and employees. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website in the Investors tab under “Corporate Governance” as required by applicable law. A copy of our code of business conduct and ethics is available on our website under the Investors tab under “Corporate Governance.”

INFORMATION REGARDING THE BOARD AND ITS STANDING COMMITTEES

The Board

The Board currently consists of six members, five of whom are non-management directors. The Board is currently divided into three classes with each class serving a three-year term. The term of one class expires at each Annual Meeting of Stockholders of the Company.

The Board annually elects an independent director to serve as lead director in order to coordinate the activities of the non-management directors. The Board has elected Greg Lorenzetti to serve as our lead director. In that capacity, Mr. Lorenzetti presides over executive sessions of non-management directors.

Board Meetings

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his duties and to attend all meetings of the Board and the committees on which he serves. The Board held nine meetings during 2008. Each Board member attended at least 75% of the meetings of the Board and the committees on which he served during the period for which he was a director or committee member.

Annual Meeting of Stockholders

We do not have a formal policy regarding attendance by members of the Board at our Annual Meetings of Stockholders. However, we encourage, but do not require, our directors to attend. None of our directors attended the 2008 Annual Meeting of Stockholders, except Mr. Leparulo.

Board Committees

The Board has four standing committees: an Audit Committee, a Corporate Governance Committee, a Nominating Committee and a Compensation Committee. Each committee operates under a written charter adopted by the Board. All of the charters are publicly available on our website at www.novatelwireless.com in the Investors tab under “Corporate Governance.” You may also obtain a copy of these charters upon written request to our Corporate Secretary at our principal executive offices.

Upon the Nominating Committee’s recommendations, the Board appoints committee members annually. The table below sets forth the current composition of our Board committees:

Name	Audit Committee	Compensation Committee	Nominating Committee(1)	Corporate Governance Committee
Peter V. Leparulo				✓
James Ledwith	✓		✓
Greg Lorenzetti	✓	✓(Chair)	✓
Horst J. Pudwill		✓
John R. Ross				✓(Chair)
David A. Werner	✓(Chair)		✓

(1)	The Board does not designate a chair of the Nominating Committee.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements and internal control over financial reporting. The functions and responsibilities of the Audit Committee include:

•	engaging our independent registered public accounting firm and conducting an annual review of the independence of that firm;

•	reviewing with management and the independent registered public accounting firm the scope and the planning of the annual audit;

•	reviewing the annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm;

•	reviewing the findings and recommendations of the independent registered public accounting firm and management’s response to the recommendations of that firm;

•	overseeing compliance with applicable legal and regulatory requirements, including ethical business standards;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	establishing procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	preparing the Audit Committee Report to be included in our annual proxy statement; and

•	reviewing the adequacy of the Audit Committee charter on an annual basis.

The Audit Committee generally meets from six to eight times a year. In 2008, the Audit Committee met 69 times, primarily to discuss matters related to its review of our revenue cut-off procedures, internal control and accounting related to certain customer contracts. This review was completed in September 2008.

Our independent registered public accounting firm reports directly to the Audit Committee. Each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board has determined that each member of the Audit Committee is “independent” as defined by the Nasdaq listing requirements and SEC rules. The Board has also determined that Mr. Werner meets the requirements of an “audit committee financial expert” as defined by SEC rules.

Compensation Committee

The Compensation Committee establishes, administers and oversees compliance with our policies, programs and procedures for compensating our executive officers and the Board. The functions and responsibilities of the Compensation Committee include:

•	establishing and reviewing our general compensation policies and levels of compensation applicable to our executive officers and our non-management directors;

•	evaluating the performance of and determining the compensation for our executive officers, including our chief executive officer;

•	reviewing regional and industry-wide compensation practices in order to assess the adequacy and competitiveness of our executive compensation programs; and

•	administering our equity incentive compensation plans and approving awards of stock or stock options to employees and other parties.

The Compensation Committee met four times in 2008. The Board has determined that each member of the Compensation Committee is “independent” as defined by the Nasdaq listing requirements.

Nominating Committee

The Nominating Committee is comprised annually of those non-management directors whose terms do not expire at the next Annual Meeting of Stockholders. The Board does not designate a chair of the Nominating Committee. The functions and responsibilities of the Nominating Committee include:

•	recommending committee composition and assignments;

•	identifying individuals qualified to become directors;

•	recommending director nominees; and

•	recommending whether incumbent directors should be nominated for re-election to the Board.

The Nominating Committee met once in 2008. The Board has determined that each member of the Nominating Committee is “independent” as defined by Nasdaq listing requirements.

Corporate Governance Committee

The functions and responsibilities of the Corporate Governance Committee include:

•	monitoring developments in corporate governance principles and standards;

•	assessing the adequacy of our governance system;

•	developing and recommending a set of corporate governance principles and procedures applicable to the Board and our employees;

•	monitoring the continued legal compliance of our established principles and policies;

•	establishing a system to annually review the performance of the Board, the Board committees and the directors; and

•	reviewing the adequacy of the Corporate Governance Committee charter on an annual basis.

The Corporate Governance Committee met three times in 2008. The Board has determined that neither member of the Corporate Governance Committee is “independent” as defined by the Nasdaq listing requirements.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers:

Name	Age	Position with the Company
Peter V. Leparulo	50	Chairman and Chief Executive Officer
Kenneth G. Leddon	56	Senior Vice President and Chief Financial Officer
Robert M. Hadley	46	Chief Marketing Officer
Catherine F. Ratcliffe	51	Senior Vice President, Business Affairs, General Counsel and Secretary
Christopher J. Ross	55	Senior Vice President, Operations
Slim S. Souissi	43	Senior Vice President and Chief Technology Officer

Peter V. Leparulo has served as a director since May 2003 and as our Chairman and Chief Executive Officer since April 2008. He served as Executive Chairman since November 2006 and, prior to that, from January 2003 to November 2007 he served as our Chief Executive Officer. Prior to January 2003, he was our Senior Vice President, General Manager, CDMA Operations since May 2001. From September 2000 to May 2001, he served as our Senior Vice President, Corporate and Strategic Development and General Counsel. From June 1998 until September 2000, Mr. Leparulo was a Senior Partner at the law firm of Orrick, Herrington & Sutcliffe LLP, where he specialized in corporate finance, mergers and acquisitions, securities, intellectual property and general corporate matters. Prior to joining Orrick, Mr. Leparulo was a Partner at the law firm of Pillsbury Madison & Sutro LLP, from January 1992 until June 1998, and an Associate at that firm from October 1989 until January 1992. He holds a Bachelor of Science from Colgate University and a Juris Doctor from Case Western Reserve University.

Kenneth G. Leddon has served as our Senior Vice President and Chief Financial Officer since January 2008. From November 2007 to January 2008, he served as our interim Chief Financial Officer. Before joining us, Mr. Leddon was a principal in the management consulting firm of Leddon & Associates from September 2006 until November 2007. Prior to that, he was a principal in the management consulting firm of Pathway Strategic Partners from November 2002 to September 2006. Mr. Leddon holds a Bachelor of Science in Business Administration from California State University-Northridge and a Master of Science in Business Administration from Robert Morris University.

Robert M. Hadley became our Chief Marketing Officer in March 2009 and served as a Senior Technical Advisor for the Company and the office of the Chief Executive Officer since March 2008. From 2004 to early 2008, Mr. Hadley was the Company’s Senior Vice President of Worldwide Sales and Marketing and was our Vice President of Sales and Marketing in 2003. He served as our Vice President of Strategic Accounts from April 2001 to December 2002. Before initially joining us, Mr. Hadley was Vice President of Sales for e-SIM Ltd., a provider of advanced simulation technology for product development. Mr. Hadley also previously held various senior sales and marketing positions at Aonix, a Thomson Software company providing IT solutions for corporate enterprise reporting and lifestyle software development markets, where he rose to the position of Vice President of Marketing. Mr. Hadley holds a Bachelor of Science in Computer Science from San Diego State University.

Catherine F. Ratcliffe has served as our Senior Vice President, Business Affairs, General Counsel and Secretary since August 2007 and served as our Vice President, Business Affairs and Secretary from May 2004 until August 2007. From 2002 to 2004, she practiced law, including as a Partner in the law firm of Lamb & Kawakami. From 1997 to 2002 she was Vice President, General Counsel & Human Resources at Day Runner, Inc. She was a Partner in the law firm of Bryan Cave LLP practicing in the areas of corporate finance, securities and mergers and acquisitions, from 1992 to 1997. Ms. Ratcliffe holds a Bachelor of Arts from the University of California at Los Angeles and a Juris Doctor from the University of California at Berkeley.

Christopher J. Ross has served as our Vice President of Operations since July 2005 and our Senior Vice President of Operations since August 2007. From 1999 to July 2005, Mr. Ross was Vice President of Operations at Ericsson Wireless Communications where he was responsible for world-wide supply of wireless telecommunications infrastructure based on CDMA radio access technology. From 1994 to 1999, he was Vice President, Manufacturing at QUALCOMM where he was an operations executive. Prior to joining QUALCOMM, he was Vice President of Manufacturing at Spectragraphics where he founded the company’s contract manufacturing subsidiary (SMS Technologies) and also served as its General Manager. Mr. Ross holds both Bachelor and Master of Electrical Engineering degrees from Manhattan College.

Slim S. Souissi has served as our Senior Vice President and Chief Technology Officer since 2004 and served as our Vice President and Chief Technology Officer from October 2002 to 2004. He previously served as our Vice President of Emerging Technologies from December 2001 to October 2002 and as our Principal Research Scientist from May 2000 to December 2001. Prior to joining us in 2002, Dr. Souissi was Principal Staff Engineer in Motorola’s research and development operation from November 1994 to May 2000. Dr. Souissi earned a Ph.D. and a Master of Science in Electrical Engineering from the Georgia Institute of Technology, a Master of Science in Digital Signal Processing from the Ecole Superieure d’Electricite (France) and a Master of Science in Engineering from the Ecole Superieure d’Ingenieurs de Marseille (France). Dr. Souissi holds 28 U.S. patents, all related to wireless technology.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Decisions with respect to compensation for our executive officers, including our chief executive officer, are made by the Compensation Committee of the Board. The following discussion and analysis is focused primarily on the compensation for our executive officers, with additional detail provided for our named executive officers. Our “named executive officers” are the two individuals who served as our chief executive officer, the individual who served as our chief financial officer and our three other most highly compensated executive officers, in each case during or for 2008. The compensation of our named executive officers is presented in the tables and related information and discussed under “—Executive Compensation” following this section, beginning on page 28.

Compensation Philosophy and Objectives

In making decisions with respect to compensation for our executive officers, the Compensation Committee is guided by a pay-for-performance philosophy. The Compensation Committee believes that a significant portion of each executive’s total compensation opportunity should vary with achievement of the Company’s annual and long-term financial, operational and strategic goals. In designing the compensation program for our executive officers, the Compensation Committee seeks to achieve the following key objectives:

•	Motivate Executives. The compensation program should encourage our executive officers to achieve the Company’s annual and long-term goals.

•

Alignment with Stockholders. The compensation program should align the interests of our executives with those of our stockholders, promoting actions that will have a positive impact on total stockholder return over the long term.

•

Attract and Retain Talented Executives. The compensation program should provide each executive officer with a total compensation opportunity that is market competitive. This objective is intended to ensure that we are able to attract and retain executives while maintaining an appropriate cost structure for the Company.

Committee’s Role in Establishing Compensation

Our Compensation Committee is currently comprised of two Board members, both of whom are independent directors under the Nasdaq listing requirements. The Compensation Committee approves all compensation decisions for our executive officers, including grants of equity awards. The Compensation Committee believes that one of its key functions is to help ensure that our executives are fairly and reasonably compensated based upon their performance and contribution to the Company’s growth and profitability, and that its compensation decisions support our compensation philosophy and objectives. The agenda for meetings of the Compensation Committee is determined by its Chairman, with the assistance of our Corporate Secretary.

The Compensation Committee is authorized to retain advisors with respect to compensation matters. The Compensation Committee has historically engaged Hewitt Associates, a compensation consulting firm, to provide advice on executive compensation matters. The Compensation Committee is responsible for reviewing fees paid to compensation consultants to ensure that the consultants maintain their objectivity and independence when rendering advice to the Committee regarding executive compensation matters.

Management’s Role in Establishing Compensation

Our Executive Chairman and Chief Executive Officer and the Senior Vice President, Business Affairs regularly attend Compensation Committee meetings to discuss matters under consideration by the Committee and to answer questions regarding those matters. The Compensation Committee also regularly meets in executive session without members of management present.

Our Chief Executive Officer recommends to the Compensation Committee changes in compensation for other executive officers based on his assessment of each individual’s responsibilities and contribution to the Company’s results and potential for future contributions to the Company’s success. Neither the Chief Executive Officer nor other executives are directly involved in recommendations of changes in the Chief Executive Officer’s compensation. The Compensation Committee reviews market data and other relevant information provided by its consultant when considering changes to the compensation of our executive officers.

With oversight by the Compensation Committee, our human resources department administers our executive compensation program.

Review of Compensation Program

In developing an annual compensation program for our executive officers, the Compensation Committee considers the following three main factors.

•

Market Competitiveness. The Compensation Committee reviews market data provided by its advisor to evaluate whether changes to the compensation program and pay levels of our executive officers may be appropriate.

•

Internal Equity. The Compensation Committee considers the level of total compensation opportunity for the executive officers in relation to one another to ensure that each executive’s contribution to Company performance is appropriately reflected.

•

Individual Performance. The Compensation Committee considers each individual executive’s experience serving in his or her position and the potential for the executive to expand responsibilities and contributions to the Company.

Executive Compensation Programs and Policies

The components of our executive compensation program typically provide for a combination of fixed and variable compensation. As described in more detail below, these components are:

•	base salary;

•	annual incentive compensation;

•	long-term incentive compensation;

•	broad-based employee benefits; and

•	severance and change-in-control benefits.

Historically, the Compensation Committee has allocated a significant percentage of the total compensation for our executive officers to annual and long-term incentives as a result of the compensation philosophy and objectives described above. However, the Compensation Committee does not have a policy or target for allocating elements of compensation between cash and non-cash or annual and long-term incentives.

Base Salary. The base salary for each of our executive officers is paid in cash and represents the fixed portion of their total compensation. The base salary for each of our executive officers is generally reviewed by the Compensation Committee annually. Base salaries are determined on the basis of the factors described above, as well as management responsibilities, level of experience and tenure with our Company.

Annual Incentive Compensation. The Compensation Committee believes annual incentive compensation should be a key element of the total compensation opportunity of each executive officer. The Compensation Committee also believes that placing a portion of executive compensation at risk each year appropriately motivates executives to achieve Company and individual goals, thereby enhancing stockholder value.

The Compensation Committee typically establishes annually the performance metrics and goals that must be achieved for an executive officer to earn an annual incentive compensation award. In establishing performance metrics for each of our executive officers, the Compensation Committee considers both Company objectives and individual objectives. The Company objectives are typically based on certain financial goals of the Company as set forth in our operating plan for that year, including revenue and earnings per share metrics, and the executive officer’s contribution to the achievement of the Company targets. The individual targets are established for each executive officer in light of his or her business unit responsibilities and accompanying goals and expectations.

The Compensation Committee assesses performance by comparing actual results to the performance goals established. Generally, the maximum annual incentive award payable to any executive officer is 50% of annual base salary (100% for our Chief Executive Officer). In approving annual incentive payouts, the Compensation Committee may apply discretion to the amounts that otherwise would be payable based upon Company and individual performance, subject to the maximum awards payable.

Long-Term Equity Incentive Compensation. Our equity incentive plan is designed to provide equity incentive compensation to executive officers. These awards are designed to align the interests of management with those of our stockholders and are intended as a long-term incentive for future performance. This plan is administered by the Compensation Committee.

Under our existing equity incentive plan, the Compensation Committee may issue various types of equity awards, including stock options, restricted stock, restricted stock units and stock appreciation rights. The availability of these various types of equity awards affords the Compensation Committee the flexibility to design equity awards that are responsive to our business needs and advance our interests and long-term success. If the 2009 Omnibus Incentive Compensation Plan is approved by stockholders at the Annual Meeting, additional types of awards will be available for issuance by the Compensation Committee, including performance shares and performance units.

We have historically granted a mix of stock option, restricted stock and restricted stock unit awards. The Compensation Committee views equity incentive awards as a means to encourage management retention because these awards typically vest over a specified period of time. When making equity incentive award decisions, the Compensation Committee does not consider existing ownership levels because the Committee does not want to discourage our executive officers from holding significant amounts of our common stock.

In March 2009, the Compensation Committee adopted a policy to consider grants of long-term equity awards to executive officers and other employees at its regular meeting in January of each year.

Employee Benefits. We do not provide our executive officers or other employees with defined pension benefits, supplemental retirement benefits, post-retirement payments or deferred compensation programs. We do provide a 401(k) defined contribution plan that is available to all of our U.S. employees. We currently match up to the first 4% of eligible compensation that a participant contributes to the plan each year, subject to limitations under applicable law. Company matching contributions vest over a two-year period. However, after an executive officer or other employee completes two years of service with the Company, all matching contributions, including future contributions, are fully vested.

Except as described below, we provide health, life and other insurance benefits to our executive officers on the same basis as our other full-time employees. All of our U.S. employees are enrolled in our group disability and life insurance plans. Each of our executive officers is entitled to receive a life insurance benefit upon his or her death equal to two times his or her annual base salary in effect on the date of death, up to a maximum benefit of $500,000. Each of our other salaried employees is entitled to a life insurance benefit equal to two times his or her annual base salary in effect on the date of death, up to a maximum benefit of $250,000.

We encourage all of our employees, including our executive officers, to participate in stock ownership through our Employee Stock Purchase Plan, which has been designed to comply with Section 423 of the Internal

Revenue Code. The plan permits employees to purchase up to $25,000 of our common stock annually through payroll deductions of up to 10% of their eligible compensation. The Compensation Committee believes that the Employee Stock Purchase Plan encourages employees, including our executive officers, to increase their ownership in the Company and further aligns their economic interests with those of our stockholders. The purchase price at which our common stock may be acquired under the plan is generally equal to 85% of the lower of the fair market value of our common stock at the beginning of the offering period or at the end of the purchase period. The plan is designed to appeal primarily to non-executive employees and is not intended to be a meaningful element of our executive compensation program.

We do not provide other perquisites or personal benefits to our executive officers. The Compensation Committee believes that this policy is consistent with the Committee’s pay-for-performance philosophy. We also do not provide any additional cash compensation to any of our executive officers to reimburse them for any income tax liability (with the exception of certain circumstances following a change in control) that may arise and become due and payable as a result of their receipt of any cash or equity compensation or benefit.

Employment and Severance Benefits. In December 2007, we entered into an employment agreement with Peter V. Leparulo, our Chairman and Chief Executive Officer. The agreement provides for a minimum annual base salary and annual and long-term incentive compensation opportunities, as well as severance and other benefits. For additional information about the terms of this employment agreement, see “—Executive Compensation—Employment Agreement,” beginning on page 29. For additional information about the severance benefits provided under this agreement, see “—Executive Compensation—Potential Payments Upon Termination or Change in Control—Employment Agreement,” beginning on page 31.

We have not entered into employment agreements with any of our other executive officers. However, we provide certain of our executive officers (Ms. Ratcliffe, Mr. Ross and Dr. Souissi) with severance benefits in the event of a termination of employment in connection with a change in control of the Company. The severance benefits are intended to assist us in attracting and retaining talented executives. In addition, the change-in-control benefits are intended to ensure that these executive officers are able, as a practical matter, to evaluate any potential change-in-control transaction objectively and to encourage these executives to remain employed by the Company in the event a change in control becomes a real possibility. For additional information, see “—Executive Compensation—Potential Payments Upon Termination or Change in Control—Severance Agreements,” beginning on page 33.

Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1 million paid to the chief executive officer or to any of the other four most highly compensated executive officers (other than the chief financial officer) of a public company is not deductible for federal income tax purposes unless the compensation qualifies as “performance based compensation.”

In reviewing our executive compensation program, the Compensation Committee considers the anticipated tax treatment to the Company and our executive officers of various payments and benefits. However, the deductibility of certain compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Committee’s control. For these and other reasons, including the need to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee will not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) and has not adopted a policy requiring that all compensation be deductible. If the 2009 Omnibus Incentive Compensation Plan is approved by stockholders at the Annual Meeting, additional types of awards will be available for issuance by the Compensation Committee, the payment of which would be deductible under Section 162(m), such as annual incentive awards, performance shares and performance units.

2008 Compensation

In 2008, the Compensation Committee decided to defer action with respect to most executive compensation matters until the completion of the Audit Committee’s review of the Company’s revenue cut-off procedures, internal control and accounting related to certain customer contracts. This review was not completed until September 2008.

Base Salaries. Effective January 1, 2008, the Compensation Committee approved an increase in the annual base salary of Dr. Souissi, our Senior Vice President and Chief Technology Officer, in the amount of $20,000, which represented a 7.1% increase.

With respect to our other executive officers, the Compensation Committee decided to defer consideration of base salary adjustments until completion of the Audit Committee review. Because the review was not completed until September 2008, the Compensation Committee determined not to adjust base salaries in 2008.

Annual Incentive Compensation. The Compensation Committee decided not to establish corporate or individual targets for our executive officers under our annual incentive program for 2008 because of its decision to defer action with respect to executive compensation matters. For 2008, our Chief Executive Officer requested that neither the Board nor the Compensation Committee consider an annual incentive compensation award for him. At its meeting in February 2009, the Compensation Committee decided not to make discretionary bonus awards to any of our other executive officers primarily because of the Compensation Committee’s evaluation of the Company’s overall financial performance in 2008.

Long-Term Incentive Compensation. Because of its decision to defer action with respect to executive compensation matters, the Compensation Committee decided not to grant long-term equity incentive awards to any of our executive officers in 2008.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Greg Lorenzetti, Chairman	Horst J. Pudwill

EXECUTIVE COMPENSATION

The following executive compensation tables and related information are intended to be read with the more detailed disclosure regarding our executive compensation program presented under “—Compensation Discussion and Analysis” above.

Summary Compensation Table

The following table sets forth information regarding the compensation of our named executive officers.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Peter V. Leparulo(4) Chairman and Chief Executive Officer	2008	$462,000	$1,752,408	$1,571	$—	$9,800	$2,225,779
	2007	462,000	1,756,898	808,536	492,307	36,732	3,556,473
	2006	415,000	329,993	1,652,900	277,200	28,107	2,703,200

Kenneth G. Leddon	2008	266,731	—	—	—	9,750	276,481
Senior Vice President and Chief Financial Officer	2007	61,484	—	—	—	—	61,484

Catherine F. Ratcliffe Senior Vice President, Business Affairs, General Counsel and Secretary	2008	260,000	44,728	125,752	—	9,800	440,280
	2007	260,000	230,734	563,077	144,689	9,600	1,208,100
	2006	229,250	151,014	832,935	118,500	15,851	1,347,550

Christopher J. Ross Senior Vice President, Operations	2008	247,000	44,728	196,779	—	9,793	498,300

Slim S. Souissi Senior Vice President and Chief Technology Officer	2008	300,000	49,860	41,797	—	9,800	401,457
	2007	280,000	241,667	289,743	155,400	9,600	976,410
	2006	233,125	151,014	574,619	138,750	9,360	1,106,868

George B. Weinert(5) Former President	2008	353,610	(41,265)	136,889	—	174,800	624,034
	2007	330,000	265,427	428,626	172,161	9,600	1,205,814
	2006	243,539	156,607	542,628	132,600	9,400	1,084,774

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the year shown in accordance with Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment (“FAS 123R”), with respect to (a) restricted stock and restricted stock unit awards under the column titled Stock Awards and (b) stock options under the column titled Option Awards. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a description of the assumptions used in determining these amounts, see Note 1 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008. FAS 123R requires that previously recorded expense related to forfeited stock and option awards be reversed in the year the awards are forfeited. The negative amount shown for Mr. Weinert under the column titled Stock Awards reflects the reversal of the expense recorded in prior periods for equity incentive awards forfeited by Mr. Weinert as a result of his resignation from the Company in December 2008.
(2)	Represents cash awards under our annual incentive compensation plan.
(3)	For 2008, the amounts shown represent Company matching contributions under our 401(k) plan and life insurance premiums paid by the Company. For Mr. Weinert, the amount also includes a $165,000 cash severance payment pursuant to a separation agreement between Mr. Weinert and the Company.

(4)	Mr. Leparulo was appointed as our Chief Executive Officer in April 2008. He has served as our Chairman since November 2006.
(5)	Mr. Weinert resigned from his position with the Company in December 2008. Pursuant to his separation agreement with the Company, Mr. Weinert received $43,495 in accrued vacation, which amount is included under the column titled Salary.

Grants of Plan-Based Awards

No plan-based awards were granted to the named executive officers in 2008.

Employment Agreement

In November 2007, we entered into an employment agreement with Mr. Leparulo, our Chairman and Chief Executive Officer, for an initial term of three years. The agreement provides Mr. Leparulo with an annual base salary of not less than $462,000. Mr. Leparulo is eligible to receive annual incentive compensation equal to at least 100% of his base salary, based on the achievement of certain performance goals established by the Board or Compensation Committee. In addition, Mr. Leparulo is entitled to annual equity grants that are consistent with competitive pay practices generally and appropriate relative to awards made to our other executive officers. Mr. Leparulo is entitled to a $1,000,000 executive term life insurance policy and may designate the beneficiary of the policy. To date, he has not exercised his right to this benefit. He is also eligible to participate in our employee benefits plans and programs. For a description of the severance benefits provided under this agreement, see “—Potential Payments Upon Termination or Change in Control—Employment Agreement” on page 31 of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding stock options and restricted stock units held by the named executive officers that were outstanding at December 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Peter V. Leparulo	40,000	0		$165.00	09/29/10
	26,665	0		16.80	01/30/12
	1	0		1.01	05/07/13
	350,000	0		16.27	04/29/14
	200,000	0		11.04	03/07/15
						100,000	$464,000
Kenneth G. Leddon	—	—		—	—	—	—
Catherine F. Ratcliffe	60,000	0		15.43	05/12/14
	50,000	0		18.78	07/26/14
	63,984	0		11.04	03/07/15
	12,938	14,062	(3)	10.40	01/05/17
						10,167	47,175
Christopher J. Ross	85,417	14,583	(4)	13.55	07/15/15
	12,938	14,062	(3)	10.40	01/05/17
						10,167	47,175
Slim S. Souissi	3,000	0		75.00	05/31/10
	25,000	0		16.27	04/29/14
	21,333	0		11.04	03/07/15
	14,375	15,625	(3)	10.40	01/05/17
						11,334	52,590
George B. Weinert	—	—		—	—	—	—

(1)	Represents restricted stock units, of which 50% vested on January 5, 2009 and 50% will vest on January 5, 2010.
(2)	Based upon a market value per share of $4.64, the closing price of our common stock on December 31, 2008.
(3)	Option vested as to 25% of the underlying shares of common stock on January 5, 2008 and the remaining 75% vests ratably on a monthly basis thereafter until fully vested on January 5, 2011.
(4)	Option vested as to 25% of the underlying shares of common stock on July 14, 2006 and the remaining 75% vests ratably on a monthly basis thereafter until fully vested on July 14, 2009.

Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of restricted stock unit awards for each of the named executive officers during 2008. None of the named executive officers exercised stock options during 2008.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Peter V. Leparulo.	50,000	$721,500
Kenneth G. Leddon	—	—
Catherine F. Ratcliffe	5,083	73,348
Christopher J. Ross	5,083	73,348
Slim S. Souissi	5,666	81,760
George B. Weinert	6,666	96,190

(1)	Represents the number of shares of restricted stock vested multiplied by the closing price of our common stock on the applicable vesting date.

Potential Payments Upon Termination or Change in Control

We currently provide severance benefits to the named executive officers, except for Mr. Leddon, in the event the executive’s employment is terminated under certain circumstances following a change in control of the Company. We provide these benefits to Mr. Leparulo under an employment agreement and to Ms. Ratcliffe, Mr. Ross and Dr. Souissi under severance agreements. We also provide severance benefits unrelated to a change in control to Mr. Leparulo under his employment agreement. A description of the severance benefits payable under these agreements is set forth below.

Employment Agreement. Our employment agreement with Mr. Leparulo provides for payments and benefits to him in the event there is a change in control of the Company or his employment is terminated under the circumstances described below.

Termination Without Cause or for Good Reason. Mr. Leparulo is entitled to the following severance benefits if we terminate his employment without cause or if he terminates his employment for good reason:

•

a severance payment equal to two times the sum of (a) his base salary, plus (b) the greater of the annual incentive award he would have earned for the year of termination (which is deemed to be no less than his target award for the year) and his base salary multiplied by the average annual incentive award, as a percentage of base salary, for the next three most senior executive officers;

•	immediate vesting of all outstanding equity awards under our compensation plans, which awards will remain exercisable until the applicable expiration date;

•

an amount equal to his unpaid base salary earned though the date of termination, unpaid annual incentive award earned for the previous year and annual incentive award earned in the year of termination pro-rated through the date of termination;

•	outplacement services for one year, not to exceed $20,000;

•	continued participation for 24 months by Mr. Leparulo and his dependents in our group health plan, at the same benefit and contribution levels in effect immediately before the termination;

•	payment for accrued vacation time; and

•	a payment equal to the amount necessary to offset any excise taxes and any related income taxes, penalties and interest.

Under the agreement, termination without cause includes termination for any reason other than:

•	willful gross misconduct, or a willful violation of a federal or state law applicable to the Company, that is materially adverse to the Company;

•	a felony conviction; or

•	a material breach of the employment agreement.

Mr. Leparulo is deemed to have terminated his employment for good reason if the termination follows:

•	a material reduction in his duties;

•	a reduction in his base salary or bonus opportunity;

•	the termination of, or a material reduction in, his employee benefits;

•	a relocation of his principal place of work by more than 40 miles;

•	our breach of the employment agreement or any other agreement with him;

•	a failure of any successor company to assume the employment agreement; or

•	a failure by our stockholders to re-elect him as a director or the failure of the Board to appoint him as Chairman of the Board.

Termination in Connection with a Change in Control. If we terminate Mr. Leparulo’s employment without cause within six months prior to a change in control of the Company or if he terminates his employment for any reason within one year following a change in control of the Company, he is entitled to receive the benefits listed above, except:

•	the severance payment would be determined using a multiplier of three (instead of two); and

•	the period of continued participation in our group health plan would be extended to 36 months (from 24 months).

Under the employment agreement, a change in control is defined as:

•

a merger, consolidation or similar transaction, unless the holders of our common stock immediately prior to the transaction beneficially own more than 50% of the combined voting power of the surviving entity;

•	a sale of all or substantially all of the Company’s assets;

•

a change in the composition of the Board, resulting in fewer than a majority of directors who either (a) were serving as a member of the Board one year prior to the transaction or (b) were nominated or elected by a majority of the directors serving one year prior to the transaction;

•	a transaction after which an individual, entity or group owns 30% or more of the outstanding shares of our common stock; or

•	a liquidation or dissolution of the Company.

Acceleration of Equity Awards in Connection with a Change in Control. Mr. Leparulo is entitled to immediate vesting of all outstanding equity awards under our compensation plans upon a change in control of the Company.

Termination for Cause. If we terminate Mr. Leparulo’s employment for cause, he is entitled to receive any earned but unpaid compensation payable to him as of the date of termination, including base salary, any annual incentive award for the prior year and any annual incentive award for the year of termination pro-rated through the date of termination.

Termination Due to Death or Disability. In the event Mr. Leparulo’s employment is terminated due to his death or disability, he or his beneficiary is entitled to receive his target annual incentive award for the year of termination plus any earned but unpaid compensation payable to him as of the date of termination, including base salary, any annual incentive award for the prior year and any annual incentive award for the year of termination pro-rated through the date of termination.

Termination Other than for Good Reason. In the event Mr. Leparulo terminates his employment other than for good reason, he is entitled to receive his target annual incentive award for the year of termination pro-rated through the date of termination, plus any earned but unpaid compensation payable to him as of the date of termination, including base salary, any annual incentive award for the prior year and any annual incentive award for the year of termination pro-rated through the date of termination.

Severance Agreements. We have entered into severance agreements with Ms. Ratcliffe, Mr. Ross and Dr. Souissi. These agreements provide for severance benefits if the executive’s employment is terminated within one year following a change in control of the Company. If the executive’s employment is terminated without cause or by the executive for good reason following a change in control of the Company, the executive is entitled to the following benefits:

•

a lump-sum severance payment equal to three times the sum of (a) the greater of the executive’s base salary for the year of termination and for the year in which the change in control occurs, plus (b) the greater of the executive’s target annual incentive award for the year of termination and for the year in which the change in control occurs;

•	immediate vesting of all outstanding equity awards under our compensation plans, which awards will remain exercisable for two years;

•	an amount equal to his or her unpaid base salary through the date of termination and any other amounts owed to the executive under our compensation plans.

•

one year of financial planning services at the same level provided to the executive immediately prior to the date of termination, or, if more favorable to the executive, immediately prior to the change in control;

•	outplacement services for one year, not to exceed $10,000;

•	continued participation for 24 months by the executive and his or her dependents in our group health plan, at the same benefit and contribution levels in effect immediately before the termination; and

•	a payment equal to the amount necessary to offset any excise taxes and any related income taxes, penalties and interest.

Under these severance agreements a change in control is defined in the same manner as Mr. Leparulo’s employment agreement, except that the criteria based on the composition of the Board requires a majority of the continuing directors to have served, or been nominated or elected by those directors who had served, two years (compared to one year for Mr. Leparulo) prior to the transaction.

Under these severance agreements, termination without cause includes termination for any reason other than:

•	a failure by the executive to perform his or her duties (other than for disability or following receipt of notice of termination);

•	a fraud or dishonesty resulting in material injury to the Company;

•	a violation of a federal or state law applicable to the Company; or

•	a felony conviction.

Each of the executives will be deemed to have terminated his or her employment for good reason if the termination follows:

•	a reduction in the executive’s duties (including if we cease to be a publicly-traded company);

•	a reduction in the executive’s base salary or bonus opportunity;

•	a relocation of the executive’s principal place of work by more than 30 miles;

•	a our failure to pay any current compensation;

•	a material reduction in the executive’s benefits;

•	a failure of any successor company to assume the agreement;

•	an alleged termination for cause that is communicated to the executive without proper notice under the agreement; or

•	our breach of the agreement that is materially adverse to the executive.

Option Award Agreements. The award agreements covering stock option grants previously made to our named executive officers provide that the stock options will remain exercisable for up to 270 days following the date of an executive’s termination for any reason.

Summary of Benefits. The following tables quantify the compensation and benefits that would have been payable to the named executive officers under the agreements described above if the executive’s employment had terminated on December 31, 2008, given the executive’s base salary, and, if applicable, the closing price of our common stock, as of that date. The amounts shown in the tables do not include payments and benefits, such as accrued salary and accrued vacation, to the extent that such payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

Peter V. Leparulo Chairman and Chief Executive Officer
Benefits and Payments	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause or for Good Reason	Change in Control Only	Change in Control and Termination	Death	Disability
Cash Severance	—	—	$1,848,000	—	$2,772,000	—	—
Annual Incentive Award	$0	$0	0	—	0	$0	$0
Acceleration of Equity Awards	—	—	464,004	$464,004	464,004	—	—
Health Benefits	—	—	9,655	—	14,482	—	—
Outplacement Services	—	—	20,000	—	20,000	—	—
Insurance Benefits	—	—	—	—	—	500,000	—
Excise Tax Payment	—	—	—	—	0	—	—

Totals:	$0	$0	$2,341,659	$464,004	$3,270,486	$500,000	$0

Kenneth G. Leddon Senior Vice President and Chief Financial Officer
Benefits and Payments	Voluntary Termination	Involuntary Termination	Change in Control and Termination Without Cause or for Good Reason	Death
Cash Severance	—	—	—	—
Acceleration of Equity Awards	—	—	—	—
Health Benefits	—	—	—	—
Outplacement Services	—	—	—	—
Insurance Benefits	—	—	—	$500,000
Excise Tax Payment	—	—	—	—

Totals:	—	—	—	$500,000

Catherine F. Ratcliffe Senior Vice President, Business Affairs, General Counsel and Secretary
Benefits and Payments	Voluntary Termination	Involuntary Termination	Change in Control and Termination Without Cause or for Good Reason	Death
Cash Severance	—	—	$1,170,000	—
Acceleration of Equity Awards	—	—	47,175	—
Health Benefits	—	—	19,801	—
Outplacement Services	—	—	10,000	—
Insurance Benefits	—	—	—	$500,000
Excise Tax Payment	—	—	0	—

Totals:	—	—	$1,246,976	$500,000

Christopher S. Ross Senior Vice President, Operations
Benefits and Payments	Voluntary Termination	Involuntary Termination	Change in Control and Termination Without Cause or for Good Reason	Death
Cash Severance	—	—	$1,111,500	—
Acceleration of Equity Awards	—	—	47,175	—
Health Benefits	—	—	30,739	—
Outplacement Services	—	—	10,000	—
Insurance Benefits	—	—	—	$494,000
Excise Tax Payment	—	—	0	—

Totals:	—	—	$1,199,414	$494,000

Slim S. Souissi Senior Vice President and Chief Technology Officer
Benefits and Payments	Voluntary Termination	Involuntary Termination	Change in Control and Termination Without Cause or for Good Reason	Death
Cash Severance	—	—	$1,350,000	—
Acceleration of Equity Awards	—	—	52,590	—
Health Benefits	—	—	30,739	—
Outplacement Services	—	—	10,000	—
Insurance Benefits	—	—	—	$500,000
Excise Tax Payment	—	—	0	—

Totals:	—	—	$1,443,329	$500,000

Former Executive. Mr. Weinert resigned from his position with the Company in December 2008. In connection with his resignation, we entered into a separation agreement with Mr. Weinert. Under the agreement, Mr. Weinert received a lump sum severance payment of $165,000 plus $43,495 for accrued vacation.

Director Compensation

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. Upon the recommendation of the Compensation Committee, the Board makes all compensation decisions for our non-management directors. In setting director compensation, the Compensation Committee considers, among other things, the amount of time required of directors to fulfill their duties. A director who is an employee of the Company does not receive additional compensation for serving as a director.

Cash Compensation. The table below summarizes the components of cash compensation payable to our non-management directors for Board and Board Committee Service in 2008. The Company reimburses directors for reasonable expenses incurred in connection with attending Board and Board Committee meetings.

Service	Fee Earned
Board:
Annual Retainer	$20,000
Lead Independent Director	15,000
Meeting Fee (in person)	1,500
Meeting Fee (telephonic)	750
Board Committees:
Audit Committee Chair	$10,000
Compensation Committee Chair	5,000
Corporate Governance Committee Chair	5,000
Meeting Fee (in person)	1,000
Meeting Fee (telephonic)	500

Equity-Based Compensation. Generally, non-management directors receive an equity award when they join the Board and annually thereafter. In March 2009, the Board adopted a new policy regarding equity award grants to non-management directors.

Under the new policy, non-management directors receive an annual equity award with an economic value of $90,000, of which one-half of the value is awarded in the form of stock options and the other half in the form of restricted stock units. Based upon the advice of the Compensation Committee’s outside advisor, the economic value of the stock options and restricted stock units is deemed to be 40% and 85%, respectively, of the closing price of our common stock on the grant date. The stock options vest one-third on the first anniversary of the grant date and, thereafter, the remaining two-thirds vest ratably on a monthly basis through the third anniversary of the grant date. The restricted stock units vest in three equal annual installments beginning on the first anniversary of the grant date. Upon vesting, the restricted stock units are settled in shares of our common stock.

Director Compensation Table. The table below summarizes the compensation paid to our non-management directors for 2008.

Name(1)	Fee Earned or Paid in Cash	Stock Awards(2)(3)	Option Awards(2)(4)	All Other Compensation(5)	Total
James Ledwith	$59,750	$—	$—	$—	$59,750
Greg Lorenzetti	91,750	20,040	15,648	—	127,798
Horst J. Pudwill	28,750	42,126	61,820	—	132,696
John R. Ross	37,750	37,884	33,044	15,000	123,678
David A. Werner	79,250	42,126	61,820	—	183,196

(1)	Peter V. Leparulo, our Chairman and Chief Executive Officer, is not included in this table because he is an employee of the Company and receives no additional compensation for his service as a director. The compensation received by Mr. Leparulo as an employee of the Company is shown in the Summary Compensation Table on page 28.
(2)	Represents the dollar amount recognized for financial statement reporting purposes for 2008 in accordance with FAS 123R with respect to (a) restricted stock and/or restricted stock unit awards under the column titled Stock Awards and (b) stock options under the column titled Option Awards. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a description of the assumptions used in determining these amounts, see Note 1 to the consolidated financial statements in our Annual Report on Form 10-K for 2008.
(3)	As of December 31, 2008, the number of shares of restricted stock and/or shares underlying outstanding restricted stock units held by each of our non-management directors were as follows: Mr. Ledwith (0 shares), Mr. Lorenzetti (3,000 shares), Mr. Pudwill (5,500 shares), Mr. Ross (3,000 shares), and Mr. Werner (5,500 shares).
(4)	As of December 31, 2008, the number of shares underlying outstanding stock options held by each of our non-management directors were as follows: Mr. Ledwith (0 shares), Mr. Lorenzetti (7,500 shares), Mr. Pudwill (37,500 shares), Mr. Ross (7,500 shares), and Mr. Werner (122,500 shares).
(5)	Represents consulting fees earned by Mr. Ross during December 2008. For a description of the consulting agreement between Mr. Ross and the Company, see “—Consulting Agreement” below.

Consulting Agreement. In December 2008, we entered into a consulting agreement with Mr. Ross. Under the terms of the agreement, Mr. Ross receives a monthly fee of $15,000 in exchange for his consulting services to the Company with respect to strategic initiatives. The agreement had an initial term of three months and is automatically extended for additional three month terms unless either party provides at least two weeks prior written notice of its election to terminate the agreement at the end of the applicable term. Mr. Ross has agreed to devote substantially all of his working hours solely to the consulting services to be provided under the agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The Audit Committee is responsible for reviewing and approving transactions with a related person (as defined in SEC regulations). In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including:

•	the risks, costs and benefits to the Company;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself from the deliberations and approval. To decide whether to approve, ratify or reject a related-person transaction, the Audit Committee determines in good faith whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.

Effective December 8, 2008, with the review and approval of the Audit Committee, we entered into a consulting agreement with John R. Ross, who is a member of our Board and was employed by the Company from August 2000 until February 2007. For a summary of the terms of this agreement, see “Executive Compensation and Other Information—Executive Compensation—Director Compensation—Consulting Agreement” on page 37 of this proxy statement.

Director Independence

Under the Nasdaq listing requirements, a majority of the members of our Board must be independent. The Board has determined that of our current non-management directors, Mr. Ledwith, Mr. Lorenzetti, Mr. Pudwill and Mr. Werner are each independent of the Company and management within the meaning of the Nasdaq listing requirements. Mr. Ross is not “independent” under the Nasdaq listing requirements because he was an employee of the Company during the past three years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The tables below provide information regarding the beneficial ownership of our common stock as of April 27, 2009 by:

•	each of our directors;

•	each of our named executive officers;

•	all directors and executive officers as a group; and

•	each beneficial owner of more than five percent of our common stock.

The tables below list the number and percentage of shares beneficially owned based on 30,420,656 shares of common stock outstanding as of April 27, 2009. Beneficial ownership is determined in accordance with SEC rules and regulations, and generally includes voting power or investment power with respect to securities held. Unless otherwise indicated and subject to applicable community property laws, we believe that each of the stockholders named in the table below has sole voting and investment power with respect to the shares shown as beneficially owned.

Directors and Named Executive Officers

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage
Peter V. Leparulo	760,968	2.5%
James Ledwith	100	*
Greg Lorenzetti	8,625	*
Horst J. Pudwill(2)(3)	107,574	*
John R. Ross(4)	8,000	*
David A. Werner(3)	131,542	*
Kenneth G. Leddon	0	*
Catherine F. Ratcliffe	202,352	*
Christopher J. Ross	124,608	*
Slim S. Souissi	89,950	*
George B. Weinert(5)	182,845	*
All directors and executive officers as a group (11 persons)	1,436,868	4.6%

*	Less than 1%.
(1)	Includes shares of our common stock issuable upon the exercise of stock options within 60 days as follows: Mr. Leparulo (616,666 shares), Mr. Lorenzetti (5,625 shares), Mr. Pudwill (36,042 shares), Mr. C. Ross (114,230 shares), Mr. J. Ross (5,000 shares), Dr. Souissi (67,458 shares), Ms. Ratcliffe (190,297 shares), Mr. Weinert (169,571 shares) and Mr. Werner (121,042 shares).
(2)	Includes 61,032 shares held of record by Bay Investments Ltd., for which Mr. Pudwill has voting and investment power.
(3)	Includes 2,500 shares of restricted stock for which the director has sole voting power, but no dispositive power.
(4)	Includes 1,500 shares of our common stock issuable upon the settlement of restricted stock units within 60 days.
(5)	Mr. Weinert resigned from his position with the Company on December 8, 2008. The information shown for Mr. Weinert is according to our records.

Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities who are known by us to beneficially own five percent or more of our outstanding common stock. The information regarding beneficial ownership of the entities identified below is included in reliance on a report filed by the entity with the SEC, except that the percentage is based upon our calculations made in reliance upon the number of shares reported to be beneficially owned by such entity in such report and the number of shares of common stock outstanding on April 27, 2009.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage
Royce & Associates, LLC(1) 1414 Avenue of the Americas New York, New York 10019	3,287,100	10.8%
Wellington Management Company, LLP(2) 75 State Street Boston, Massachusetts 02109	2,651,517	8.7%
Barclays Global Investors, N.A.(3) 400 Howard Street San Francisco, California 94105	2,436,225	8.0%
Buckhead Capital Management, LLC(4) 3330 Cumberland Blvd., Suite 650 Atlanta, Georgia 30339	1,580,790	5.2%

(1)	According to a Schedule 13G/A filed by Royce & Associates, LLC (“Royce”) with the SEC on January 27, 2009, Royce has sole voting power and sole dispositive power with respect to 3,287,100 shares. The Schedule 13G/A provides that Royce is an investment advisor.
(2)	According to a Schedule 13G/A filed by Wellington Management Company, LLP (“Wellington”) with the SEC on April 9, 2009, Wellington has shared voting power with respect to 1,633,700 shares and shared dispositive power with respect to 2,651,517 shares. The Schedule 13G/A provides that Wellington is an investment advisor and that the shares of common stock listed on the Schedule 13G/A are owned of record by clients of Wellington. In addition, Wellington reported that these clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, these shares of common stock and that none of these clients is known to have these rights or powers with respect to more than five percent of the Company’s common stock.
(3)	According to a Schedule 13G/A filed by Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, LTD and other related entities with the SEC on February 6, 2009, Barclays Global Investors, N.A. has sole voting power with respect to 883,647 shares and sole dispositive power with respect to 1,044,284 shares, Barclays Global Fund Advisors has sole voting power with respect to 1,024,607 shares and sole dispositive power with respect to 1,371,847 shares, and Barclays Global Investors, LTD and other related entities have sole dispositive power with respect to 20,094 shares.
(4)	According to a Schedule 13G/A filed by Buckhead Capital Management, LLC (“Buckhead”) with the SEC on February 17, 2009, Buckhead has sole voting power and sole dispositive power with respect to 1,580,790 shares.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2008, the 1997 Employee Stock Option Plan, the 2000 Stock Incentive Plan (the “2000 Plan”) and the 2000 Employee Stock Purchase Plan (the “Purchase Plan”) were the only compensation plans under which securities of the Company were authorized for issuance. These plans, including amendments, were approved by our stockholders. The following table provides information as of December 31, 2008.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	3,755,133	$15.45	2,420,267	(1)(2)
Equity compensation plans not approved by security holders	0	—	0

Total	3,755,133	$15.45	2,420,267

(1)	Represents shares available for future issuance under the 2000 Plan and the Purchase Plan. As of December 31, 2008, there were 2,247,675 shares of our common stock available for issuance under the 2000 Plan and 172,592 shares of our common stock available for issuance under the Purchase Plan. The number of shares available for issuance under the Purchase Plan automatically increases on the first trading day of each January by an amount equal to the lesser of (a) 0.5% of the outstanding shares of our common stock on the last day of the prior year or (b) 18,000 shares, or a lesser number of shares as may be determined by our Board in its sole discretion. If the amendment and restatement of the Purchase Plan is approved by our stockholders, this automatic annual share increase provision will be eliminated effective as of the date of the Annual Meeting.
(2)	As of April 20, 2009, there were 1,055,207 shares remaining available for future awards under the 2000 Plan. As of that date, outstanding awards under all of our equity compensation plans consisted of:

•	4,309,312 stock options, with a weighted-average exercise price of $13.39 and an average term to expiration of 2.78 years; and

•	550,306 restricted stock and restricted stock units awards.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Selection

KPMG LLP served as our independent registered public accounting firm for 2008. As of the date of this proxy statement, the Audit Committee has not taken formal action to engage our independent registered public accounting firm for 2009, but expects to do so before the Annual Meeting. Representatives of KPMG are expected to attend the Annual Meeting and will have an opportunity to make a statement and will be available to respond to questions.

Audit and Non-Audit Fees

The following table sets forth fees for audit services rendered by KPMG LLP for the audit of our annual financial statements for 2008 and 2007, and fees billed for other services rendered by KPMG.

	2008	2007
Audit Fees(1)	$1,466,278	$1,144,200
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees(2)	906,500	0

Total	$2,372,778	$1,144,200

(1)	Audit fees consist principally of fees for the audit of our annual consolidated financial statements, review of our interim consolidated financial statements and the audit of internal control over financial reporting.
(2)	For 2008, all other fees consist principally of fees for services related to the Audit Committee’s review of our revenue cut-off procedures, internal control and accounting related to certain customer contracts.

Pre-Approval Policies and Procedures

The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by our independent registered public accounting firm and establishes and pre-approves the aggregate fee level for these services. Any proposed services that would cause us to exceed the pre-approved aggregate fee amount must be pre-approved by the Audit Committee. All audit and non-audit services for 2008 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to oversee the financial reporting process of the Company on behalf of the Board of Directors, and to appoint, compensate, retain and oversee the services of the Company’s independent registered public accounting firm. The Audit Committee reviews the Company’s financial controls, meets with the Company’s management regarding the financial controls, acts upon recommendations of the Company’s independent registered public accounting firm and takes further actions as the Audit Committee deems necessary for the completion of an audit of the Company’s financial statements. The Company’s management has the primary responsibility for the preparation of the Company’s financial statements as well as its financial reporting processes, accounting principles and internal controls. The Company’s independent registered public accounting firm is responsible for performing an annual audit and quarterly reviews of the Company’s financial statements and, with respect to the annual audit, expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America. In addition, the Company’s independent registered public accounting firm expresses its own opinion on the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2008 with management and, separately, with KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with such firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements and matters relating to the auditor’s judgments about the acceptability and the quality of the Company’s accounting principles. In addition, the Audit Committee discussed with its independent registered public accounting firm matters related to its independence and received the written disclosures and letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

In the performance of this oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management and KPMG LLP. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that Company management has maintained adequate financial reporting processes, accounting principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that KPMG LLP meets the applicable standards for its independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Audit Committee

David A. Werner, Chairman	James Ledwith	Greg Lorenzetti

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. These reporting persons are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% stockholders were complied with during 2008.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in our proxy materials for our 2010 Annual Meeting of Stockholders, a stockholder proposal must be received in writing by the Company at Novatel Wireless, Inc., Attention: Corporate Secretary, 9645 Scranton Road, San Diego, California 92121, by January 5, 2010, and otherwise comply with all requirements of the SEC and our certificate of incorporation and bylaws for stockholder proposals.

If you do not wish to submit a proposal for inclusion in next year’s proxy materials, but instead wish to present it directly at the 2010 Annual Meeting of Stockholders, you must give timely written notice of the proposal to our Corporate Secretary. To be timely, the notice must be received no earlier than February 18, 2010 and no later than March 20, 2010. The notice must describe the stockholder proposal in reasonable detail and provide certain other information required by our by-laws, a copy of which is available upon request from our Corporate Secretary at the above address.

OTHER MATTERS

The Board is not aware of any other matter of business that may be brought before the Annual Meeting. However, it any other matter properly comes before the Annual Meeting, it is intended that the enclosed proxy card will be voted in accordance with the judgment of the persons voting the proxy.

By Order of the Board of Directors,

Catherine F. Ratcliffe Senior Vice President, Business Affairs, General Counsel and Secretary

April 30, 2009

Appendix A

AMENDED AND RESTATED

NOVATEL WIRELESS, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1

PURPOSE

Novatel Wireless, Inc. hereby establishes the Novatel Wireless, Inc. 2000 Employee Stock Purchase Plan, effective as of the Initial Public Offering Date, in order to provide eligible employees of the Company and its participating Subsidiaries with the opportunity to purchase Common Stock through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code.

SECTION 2

DEFINITIONS

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.4 “Committee” shall mean the committee appointed by the Board to administer the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the effective date of the Plan, the Plan shall be administered by the Compensation Committee of the Board.

2.5 “Common Stock” means the common stock of the Company.

2.6 “Company” means Novatel Wireless, Inc., a Delaware corporation.

2.7 “Compensation” means a Participant’s regular wages. The Committee, in its discretion, may (on a uniform and nondiscriminatory basis) establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.8 “Eligible Employee” means every Employee of an Employer, except (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), ~~or~~ (b) to the extent that such purchase would cause such Eligible Employee to have options or rights to purchase more than $25,000 in shares of Common Stock under the Plan (and under all other employee stock purchase plans of the Company and its Subsidiaries which qualify for treatment under Section 423 of the Code) for any calendar year in which such rights are outstanding (based on share price, determined as of the date such rights are granted), or (c) as provided in the following sentence. The Committee, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that an Employee shall not be an Eligible Employee if he or she: (1) has not completed at least two years of service since his or her last hire date

(or such lesser period of time as may be determined by the Committee in its discretion), (2) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (3) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), or (4) is an officer ~~or other manager~~who is a highly compensated employee (within the meaning of Section 414(q) of the Code).

2.9 “Employee” means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.10 “Employer” or “Employers” means any one or all of the Company, and those Subsidiaries which, with the consent of the Board, have adopted the Plan.

2.11 “Enrollment Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time.

2.12 “Grant Date” means any date on which a Participant is granted an option under the Plan.

2.13 “Participant” means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

2.14 “Plan” means the Novatel Wireless, Inc. 2000 Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.

2.15 “Purchase Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.16 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3

SHARES SUBJECT TO THE PLAN

3.1 Number Available. ~~181,117~~940,592 shares of Common Stock are currently available for issuance pursuant to the Plan~~. On the first day of each fiscal year of the Company, Shares will be added to the Plan equal to the lesser of (a) 0.5% of the outstanding Shares on the last day of the prior fiscal year, (b) 18,000 Shares, or such lesser number of Shares as may be determined by the Board in its sole discretion~~. Shares sold under the Plan may be newly issued shares or treasury shares.

3.2 Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Board may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

SECTION 4

ENROLLMENT

4.1 Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time (in its discretion and on a nondiscriminatory basis). Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires. Any Participant whose option has not expired and who has not withdrawn from the Plan automatically will be deemed to be un-enrolled from the Participant’s current option and be enrolled as of a subsequent Enrollment Date if the price per Share on such subsequent Enrollment Date is lower than the price per Share on the Enrollment Date relating to the Participant’s current option.

4.2 Payroll Withholding. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation. Pursuant to such procedures as the Committee may specify from time to time, a Participant may elect to have withholding equal to a whole percentage from 1% to 10% (or such lesser percentage that the Committee may establish from time to time for all options to be granted on any Enrollment Date). A Participant may elect to increase or decrease his or her rate of payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. A Participant may stop his or her payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment form must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.

SECTION 5

OPTIONS TO PURCHASE COMMON STOCK

5.1 Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

5.2 Duration of Option. Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 24 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the period referred to in clause (b) in the preceding sentence shall mean the period from the applicable Enrollment Date through the last business day prior to the immediately following Enrollment Date.

5.3 Number of Shares Subject to Option. The number of shares available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, provided that the maximum number of shares available for purchase by each Participant under the option shall not exceed 50,000, subject to adjustment as provided in Section 3.2.

5.4 Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

(a) payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2;

(b) purchase of shares upon exercise of the option will be accomplished only in accordance with Section 6.1;

(c) the price per share under the option will be determined as provided in Section 6.1, provided that the price per share shall not be less than the par value per share; and

(d) the option in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.

SECTION 6

PURCHASE OF SHARES

6.1 Exercise of Option. Subject to Section 6.2, on each Purchase Date, the funds then credited to each Participant’s account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased shall be carried forward in the Participant’s account for the purchase of shares on the next Purchase Date. The price per Share of the Shares purchased under any option granted under the Plan shall be eighty-five percent (85%) of the lower of:

(a) the closing price per Share on the Grant Date for such option on the NASDAQ National Market System; or

(b) the closing price per Share on the Purchase Date on the NASDAQ National Market System;

provided, however, that with respect to any Grant Date under the Plan that coincides with the date of the final prospectus for the initial public offering of the Common Stock, the price in clause (a) above shall be the price per Share at which shares of Common Stock are initially offered for sale to the public by the Company’s underwriters in such offering.

6.2 Delivery of Shares. As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker (if any) designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.

6.3 Exhaustion of Shares. If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Such reduction method shall be “bottom up,” with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants (without interest thereon).

SECTION 7

WITHDRAWAL

7.1 Withdrawal. A Participant may withdraw from the Plan by submitting a completed enrollment form to the Company. A withdrawal will be effective only if it is received by the Company by the deadline specified by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time. When a withdrawal becomes effective, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon).

SECTION 8

CESSATION OF PARTICIPATION

8.1 Termination of Status as Eligible Employee. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason). As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon). If a Participant is on a Company-approved leave of absence, his or her participation in the Plan shall continue for so long as he or she remains an Eligible Employee and has not withdrawn from the Plan pursuant to Section 7.1.

SECTION 9

DESIGNATION OF BENEFICIARY

9.1 Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more Beneficiaries to receive any amounts credited to the Participant’s account at the time of his or her death. Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

9.2 Changes. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

9.3 Failed Designations. If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant’s Account shall be payable to his or her estate.

SECTION 10

ADMINISTRATION

10.1 Plan Administrator. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

10.2 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

10.3 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a) To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

(b) To determine any and all considerations affecting the eligibility of any employee to become a Participant or to remain a Participant in the Plan;

(c) To cause an account or accounts to be maintained for each Participant;

(d) To determine the time or times when, and the number of shares for which, options shall be granted;

(e) To establish and revise an accounting method or formula for the Plan;

(f) To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(g) To determine the status and rights of Participants and their Beneficiaries or estates;

(h) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(i) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(j) To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States;

(k) To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

10.4 Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

10.5 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

10.6 Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

10.7 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys’ fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 11

AMENDMENT, TERMINATION, AND DURATION

11.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares shall be returned to the Participants (without interest thereon) as soon as administratively practicable.

11.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 11.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect ~~for ten (10) years from the effective date~~until June 18, 2019.

SECTION 12

GENERAL PROVISIONS

12.1 Participation by Subsidiaries. One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board to amend the Plan, and (b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

12.2 Inalienability. In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.

12.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.4 Requirements of Law. The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

12.5 Compliance with Rule 16b-3. Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

12.6 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

12.7 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

12.8 Construction and Applicable Law. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Any provision of the Plan which is inconsistent with

Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of California (excluding California’s conflict of laws provisions).

12.9 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

Appendix B

NOVATEL WIRELESS, INC.

2009 Omnibus Incentive Compensation Plan

1. Purpose. The purpose of the Novatel Wireless, Inc. 2009 Omnibus Incentive Compensation Plan is to promote the long-term success of the Company and the creation of stockholder value by offering directors, officers, employees and consultants of the Company an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such selected persons to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

2. Definitions. As used in the Plan,

(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries owns not less than 50 percent of such entity.

(b) “Aggregate Share Limit” means the aggregate maximum number of shares available under the Plan pursuant to Section 3(a)(i) of the Plan.

(c) “Annual Incentive Award” means a cash award granted pursuant to Section 8 of the Plan, where such award is based on Management Objectives and a Performance Period of one year or less.

(d) “Appreciation Right” means a right granted pursuant to Section 5 of the Plan.

(e) “Award” means any Annual Incentive Award, Option Right, Restricted Stock, Restricted Stock Unit, Appreciation Right, Performance Share, Performance Unit or Other Award granted pursuant to the terms of the Plan.

(f) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(g) “Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(h) “Board” means the Board of Directors of NWI, as constituted from time to time.

(i) “Change in Control” means, except as may otherwise be provided in an Evidence of Award, the first to occur of the following events:

(i) any Person is or becomes the Beneficial Owner of 50 percent or more of the combined voting power of the then-outstanding Voting Stock of NWI; provided, however, that:

(1) the following acquisitions will not constitute a Change in Control: (A) any acquisition of Voting Stock of NWI directly from NWI that is approved by a majority of the Incumbent Directors, (B) any acquisition of Voting Stock of NWI by the Company, (C) any acquisition of Voting Stock of NWI by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company, and (D) any acquisition of Voting Stock of NWI by any Person pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 2(i)(iii) below;

(2) if any Person is or becomes the Beneficial Owner of 50 percent or more of the combined voting power of the then-outstanding Voting Stock of NWI as a result of a transaction described in clause (A) of Section 2(i)(i)(1) above and such Person thereafter becomes the Beneficial Owner of any additional shares of Voting Stock of NWI representing one percent or more of the then-outstanding Voting Stock of NWI, other than in an acquisition directly from NWI that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by NWI in which all holders of Voting Stock are treated equally, such subsequent acquisition will be treated as a Change in Control;

(3) a Change in Control will not be deemed to have occurred if a Person is or becomes the Beneficial Owner of 50 percent or more of the Voting Stock of NWI as a result of a reduction in the number of shares of Voting Stock of NWI outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the Beneficial Owner of any additional shares of Voting Stock of NWI representing one percent or more of the then-outstanding Voting Stock of NWI, other than as a result of a stock dividend, stock split or similar transaction effected by NWI in which all holders of Voting Stock are treated equally; and

(4) if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired Beneficial Ownership of 50 percent or more of the Voting Stock of NWI inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Incumbent Board a sufficient number of shares so that such Person has Beneficial Ownership of less than 50 percent of the Voting Stock of NWI, then no Change in Control will have occurred as a result of such Person’s acquisition; or

(ii) a majority of the Board ceases to be comprised of Incumbent Directors; or

(iii) the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of NWI or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (A) the Voting Stock of NWI outstanding immediately prior to such Business Transaction continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 50 percent of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns NWI or all or substantially all of NWI’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Transaction, of the Voting Stock of NWI, (B) no Person (other than NWI, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Transaction) has Beneficial Ownership, directly or indirectly, of 50 percent or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or

(iv) approval by the stockholders of NWI of a complete liquidation or dissolution of NWI, except pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 2(i)(iii).

(j) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as such law and regulations may be amended from time to time.

(k) “Committee” means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 12) to administer the Plan.

(l) “Company” means, collectively, NWI and its Subsidiaries.

(m) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(n) “Date of Grant” means the date specified by the Board on which a grant of an Award will become effective (which date with respect to an Option Right or an Appreciation Right will not be earlier than the date on which the Board takes action with respect thereto).

(o) “Director” means a member of the Board of Directors of NWI.

(p) “EBIT” means earnings before interest and taxes.

(q) “EBITDA” means earnings before interest, taxes, depreciation and amortization.

(r) “EBT” means earnings before taxes.

(s) “Effective Date” means the date that the Plan is approved by the stockholders of NWI.

(t) “Evidence of Award” means an agreement, certificate, resolution, notification or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the Awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of NWI and, unless otherwise determined by the Board, need not be signed by a representative of NWI or a Participant.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(v) “Existing Plan” means the Amended and Restated Novatel Wireless, Inc. 2000 Stock Incentive Plan.

(w) “GAAP” means accounting principles generally accepted in the United States of America as in effect from time to time.

(x) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(y) “Incumbent Directors” means the individuals who, as of the date hereof, are Directors of NWI and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by NWI’s stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of NWI in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual will not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(z) “Management Objectives” means the performance objective or objectives established pursuant to the Plan for Participants who have received grants of Annual Incentive Awards, Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or Other Awards pursuant to the Plan. Management Objectives may be described in terms of NWI-wide objectives or objectives that are related to the performance of the individual Participant or a Subsidiary, division, business unit, region or function within NWI or any Subsidiary. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on specified levels of or changes in one or more of the following criteria:

(i) Profits: Operating income, EBIT, EBT, net income, cash net income, earnings per share, residual or economic earnings or economic profit;

(ii) Cash Flow: EBITDA, free cash flow, free cash flow with or without specific capital expenditure targets or ranges, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital, residual cash flow or cash flow return on investment;

(iii) Returns: Economic value added (EVA) or profits or cash flow returns on: sales, assets, invested capital, net capital employed or equity;

(iv) Working Capital: Working capital divided by sales, days’ sales outstanding, days’ sales inventory or days’ sales in payables;

(v) Profit Margins: Profits divided by revenues or sales, gross margins divided by revenues or sales, or operating margin divided by revenues or sales;

(vi) Liquidity Measures: Debt-to-capital ratios, debt-to-EBITDA ratios or total debt;

(vii) Sales Growth, Margin Growth, Unit Growth, Cost Initiative and Stock Price Metrics: Revenues, revenue growth, sales, sales growth, gross margin, operating margin, shipment volume, unit growth, stock price appreciation, total return to stockholders, expense targets, productivity targets or ratios, sales and administrative expenses divided by sales, or sales and administrative expenses divided by profits; and

(viii) Strategic Initiative Key Deliverable Metrics: Consisting of one or more of the following: product development or launch, strategic partnering, research and development, regulatory compliance or submissions, vitality or sustainability index, market share or penetration, geographic business expansion goals, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

At the Board’s discretion, any Management Objective may be measured before special items, and may or may not be determined in accordance with GAAP. The Board shall have the authority to make equitable adjustments to the Management Objectives (and to the related minimum, target and maximum levels of achievement or performance) as follows: in recognition of unusual or non-recurring events affecting NWI or any Subsidiary or Affiliate or the financial statements of NWI or any Subsidiary or Affiliate; in response to changes in applicable laws or regulations; to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; or in recognition of any events or circumstances (including, without limitation, changes in the business, operations, corporate or capital structure of the Company or the manner in which it conducts its business) that render the Management Objectives unsuitable; provided, however, that no such adjustment shall be made to any Management Objective applicable to a Qualified Performance-Based Award to the extent such adjustment would cause such Award to fail to meet the requirements for “qualified performance-based compensation” under Section 162(m) of the Code, unless the Board determines that the satisfaction of such requirements is neither necessary or appropriate.

(aa) “Market Value per Share” means as of any particular date the closing sale price of a Share as reported on the Nasdaq Stock Market or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed. If the Shares are not traded as of any given date, the Market Value per Share means the closing price for the Shares on the principal exchange on which the Shares are traded for the immediately preceding date on which the Shares were traded. If there is no regular public trading market for the Shares, the Market Value per Share of the Shares shall be the fair market value of the Shares as determined in good faith by the Board. The Board is authorized to adopt another fair market value pricing method, provided such method is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(bb) “NWI” means Novatel Wireless, Inc., a Delaware corporation, and any successors thereto.

(cc) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(dd) “Option Price” means the purchase price payable on exercise of an Option Right.

(ee) “Option Right” means the right to purchase Shares upon exercise of an option granted pursuant to Section 4 of the Plan.

(ff) “Other Award” means an Award granted pursuant to Section 9 of the Plan.

(gg) “Participant” means a person who is selected by the Board to receive Awards under the Plan and who is (i) an employee of the Company or any one or more of its Affiliates, (ii) a member of the Board, or (iii) an individual who performs bona fide services to the Company or any one or more of its Affiliates.

(hh) “Performance Period” means, in respect of an Award, a period of time within which the Management Objectives relating to such Award are to be achieved.

(ii) “Performance Share” means an Award under the Plan equivalent to the right to receive one Share awarded pursuant to Section 8 of the Plan.

(jj) “Performance Unit” means a unit awarded pursuant to Section 8 of the Plan that is equivalent to $1.00 or such other value as is determined by the Board.

(kk) “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act or any successor provision thereto, as modified and used in Sections 13(d) and 14(d) thereof and the rules thereunder.

(ll) “Plan” means this Novatel Wireless, Inc. 2009 Omnibus Incentive Compensation Plan.

(mm) “Qualified Performance-Based Award” means any Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(nn) “Restricted Stock” means Shares granted pursuant to Section 6 of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(oo) “Restriction Period” means the period of time during which Restricted Stock or Restricted Stock Units may be subject to restrictions, as provided in Section 6 and Section 7 of the Plan.

(pp) “Restricted Stock Unit” means an Award made pursuant to Section 7 of the Plan.

(qq) “Secondary Committee” means one or more senior officers of NWI (who need not be members of the Board), acting as a committee established by the Board pursuant to Section 12(b) of the Plan, subject to such conditions and limitations as the Board shall prescribe.

(rr) “Shares” means the shares of common stock, par value $0.001 per share, of NWI or any security into which such Shares may be changed by reason of any transaction or event of the type referred to in Section 11 of the Plan.

(ss) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Appreciation Right, respectively.

(tt) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by NWI; except that, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time NWI owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(uu) “Voting Stock” means securities entitled to vote generally in the election of directors.

3. Shares Available Under the Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 11 of the Plan, the maximum number of Shares that may be issued (A) upon the exercise of Option Rights or Appreciation Rights, (B) in payment or settlement of Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment or settlement of Restricted Stock Units, (D) in payment or settlement of Performance Shares or Performance Units that have been earned, (E) in payment or settlement of Other Awards, or (F) in payment of dividend equivalents paid with respect to Awards made under the Plan, in the aggregate will not exceed 2,500,000 Shares (the “Aggregate Share Limit”). Shares issued under any plan assumed by NWI in any corporate transaction will not count against the Aggregate Share Limit.

(ii) Shares covered by an Award granted under the Plan shall not be counted against the Aggregate Share Limit unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by any Shares relating to prior Awards that have expired or have been forfeited or cancelled, and to the extent of payment in cash of the benefit provided by any Award granted under the Plan, any Shares that were covered by that Award will be available for issue or transfer hereunder. If, under the Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the Aggregate Share Limit. In addition, upon the full or partial payment of any Option Price by the transfer to the Company of Shares or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Shares, there shall be deemed to have been issued under this Plan only the net number of Shares actually issued by the Company.

(iii) Subject to adjustment as provided in Section 11 of the Plan, the aggregate number of Shares actually issued by the Company upon the exercise of Incentive Stock Options will not exceed 2,500,000 Shares.

(b) Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in the Plan, to the contrary, and subject to adjustment as provided in Section 11 of the Plan:

(i) No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 1,000,000 Shares during any calendar year;

(ii) No Participant will be awarded Qualified Performance Based-Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Other Awards, in the aggregate, for more than 500,000 Shares during any calendar year;

(iii) In no event will any Participant in any calendar year receive a Qualified Performance-Based Award of Performance Units having an aggregate maximum value in excess of $2,500,000;

(iv) In no event will any Participant in any calendar year receive a Qualified Performance-Based Award that is an Annual Incentive Award having an aggregate maximum value in excess of $2,500,000; and

(v) In no event will any Participant in any calendar year receive a Qualified Performance-Based Award in the form of Other Awards of cash under Section 9(b) having an aggregate maximum value in excess of $2,500,000.

4. Option Rights. The Board may, from time to time, authorize the granting to Participants of Option Rights upon such terms and conditions consistent with the following provisions as it may determine:

(a) Each grant will specify the number of Shares to which it pertains subject to the limitations set forth in Section 3 of the Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to NWI or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to NWI of Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) by withholding by NWI from the Shares otherwise deliverable to the Optionee upon the exercise of such Option, a number of Shares having a value at the time of exercise equal to the total Option Price, (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Board.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to NWI of some or all of the Shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with NWI or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under the Plan may be (i) Incentive Stock Options, (ii) options that are not intended to qualify as Incentive Stock Options, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who are “employees” (under Section 3401(c) of the Code) of NWI or a subsidiary of NWI (under Section 424 of the Code).

(i) The Board may substitute, without receiving Participant permission, Appreciation Rights payable only in Shares (or Appreciation Rights payable in Shares or cash, or a combination of both, at the Board’s discretion) for outstanding Option Rights; provided, however, that the terms of the substituted Appreciation Rights are substantially the same as the terms for the Option Rights at the date of substitution and the difference between the Market Value Per Share of the underlying Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value Per Share of the underlying Shares and the Option Price of the Option Rights. If the Board determines, based upon advice from NWI’s accountants, that this provision creates adverse accounting consequences for NWI, it shall be considered null and void.

(j) No Option Right will be exercisable more than 10 years from the Date of Grant.

(k) No grant of Option Rights may provide for dividends, dividend equivalents or other similar distributions to be paid on such Option Rights.

5. Appreciation Rights. The Board may, from time to time, authorize the granting to any Participant of Appreciation Rights upon such terms and conditions consistent with the following provisions as it may determine:

(a) An Appreciation Right will be a right of the Participant to receive from NWI an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant will specify the Base Price, which may not be less than the Market Value Per Share on the Date of Grant.

(c) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by NWI in cash, in Shares or in any combination thereof and may retain for the Board the right to elect among those alternatives.

(d) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(e) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(f) Each grant will specify the period or periods of continuous service by the Participant with NWI or any Subsidiary that is necessary before such Appreciation Right or installments thereof will become exercisable.

(g) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(h) Successive grants may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(i) No Appreciation Right granted under the Plan may be exercised more than 10 years from the Date of Grant.

(j) No grant of Appreciation Rights may provide for dividends, dividend equivalents or other similar distributions to be paid on such Appreciation Rights.

6. Restricted Stock. The Board may, from time to time, authorize the granting of Restricted Stock to Participants upon such terms and conditions consistent with the following provisions as it may determine:

(a) Each such grant will constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but such rights shall be subject to such restrictions and the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may determine.

(b) Each such grant may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant will provide that the Restricted Stock covered by such grant that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a Restriction Period to be determined by the Board at the Date of Grant or upon achievement of Management Objectives referred to in subparagraph (e) below.

(d) Each such grant will provide that during, and may provide that after, the Restriction Period, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in NWI or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock.

(f) Notwithstanding anything to the contrary contained in the Plan, any grant of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability, or other termination of employment of a Participant, or a Change in Control; provided, however, that no Award intended to be a Qualified Performance-Based Award shall provide for such early termination of restrictions in the event of retirement or other termination of employment to the extent such provision would cause such Award to fail to be a Qualified Performance-Based Award.

(g) Any such grant of Restricted Stock may require that any or all dividends or other distributions paid thereon during the Restriction Period be automatically deferred and reinvested in additional shares of Restricted Stock or paid in cash, which may be subject to the same restrictions as the underlying Award; provided, however, that dividends or other distributions on Restricted Stock subject to Management Objectives shall be deferred and paid in cash upon the achievement of the applicable Management Objectives and the lapse of all restrictions on such Restricted Stock.

(h) Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by NWI until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all shares of Restricted Stock will be held at NWI’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7. Restricted Stock Units. The Board may, from time to time, authorize the granting of Restricted Stock Units to Participants upon such terms and conditions consistent with the following provisions as it may determine:

(a) Each such grant will constitute the agreement by NWI to deliver Shares or cash to the Participant in the future in consideration of the performance of services, but subject to such restrictions and the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify.

(b) Each such grant may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Notwithstanding anything to the contrary contained in the Plan, any grant of Restricted Stock Units may provide for the earlier lapse or modification of the Restriction Period in the event of the retirement, death or disability, or other termination of employment of a Participant, or a Change in Control; provided, however, that no Award intended to be a Qualified Performance-Based Award shall provide for such early lapse or modification in the event of retirement or other termination of employment to the extent such provision would cause such Award to fail to be a Qualified Performance-Based Award.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her Award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis either in cash, additional Restricted Stock Units or in additional Shares; provided, however, that dividend equivalents on Restricted Stock Units subject to Management Objectives shall be deferred and paid in cash upon the achievement of the applicable Management Objectives and the lapse of all restrictions on such Restricted Stock Units.

(e) Each grant of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned.

8. Annual Incentive Awards, Performance Shares and Performance Units. The Board may, from time to time, authorize the granting of Annual Incentive Awards, Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period, upon such terms and conditions consistent with the following provisions as it may determine:

(a) Each grant will specify either the number of shares, or amount of cash, payable with respect to Annual Incentive Awards, Performance Shares or Performance Units to which it pertains, which number or amount payable may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Annual Incentive Award, Performance Share or Performance Unit will be such period of time (not less than one year in the case of each Performance Share and Performance Unit), as will be determined by the Board at the time of grant, which Performance Period may be subject to earlier lapse or other modification in the event of the retirement, death or disability, or other termination of employment of a Participant, or a Change in Control; provided, however, that no Award intended to be a Qualified Performance-Based Award shall provide for such early lapse or modification in the event of retirement or other termination of employment to the extent such provision would cause such Award to fail to be a Qualified Performance-Based Award.

(c) Any grant of Annual Incentive Awards, Performance Shares or Performance Units will specify Management Objectives that, if achieved, will result in payment or early payment of the Award and may set forth a formula for determining the number of shares, or amount of cash, payable with respect to Annual Incentive Awards, Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels.

(d) Each grant will specify the time and manner of payment of Annual Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant of Performance Shares or Performance Units may specify that the amount payable with respect thereto may be paid by NWI in cash, in Shares or in any combination thereof and will retain in the Board the right to elect among those alternatives.

(e) Any grant of Annual Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) The Board may at the Date of Grant of Performance Shares provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional Shares; provided, however, that dividend equivalents on Performance Shares shall be deferred and paid in cash upon the achievement of the applicable Management Objectives.

9. Other Awards.

(a) The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, awards consisting of securities or other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of NWI. The Board shall determine the terms and conditions of such awards. Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Shares, Other awards, notes or other property, as the Board shall determine.

(b) Except as otherwise provided in Section 15(b), cash awards, as independent awards or as an element of or supplement to any other Award granted under the Plan, may also be granted pursuant to this Section 9.

(c) The Board may grant Shares as a bonus, or may grant other Awards in lieu of obligations of NWI or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board in a manner that complies with Section 409A of the Code.

10. Transferability.

(a) Except as otherwise determined by the Board, no Awards granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and in no event shall any such Award granted under the Plan be transferred for value. Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) The Board may specify at the Date of Grant that part or all of the Shares that are to be issued by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock or Restricted Stock Units or upon payment under any grant of Performance Shares, Performance Units or Other Awards will be subject to further restrictions on transfer.

11. Adjustments. The Board shall make or provide for such adjustments in the numbers of Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Shares covered by Other Awards, in the Option Price and Base Price provided in outstanding Option Rights or Appreciation Rights, and in the kind of Shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Board may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Board shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of the Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(a)(iii) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.

12. Administration of the Plan.

(a) The Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under the Plan to the Committee. To the extent of any such delegation, references in the Plan to the Board will be deemed to be references to such Committee. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

(b) To the extent permitted by applicable law, including any rule of the Nasdaq Stock Market, the Board or Committee may delegate its duties under the Plan to a Secondary Committee, subject to such conditions and limitations as the Board or Committee shall prescribe; provided, however, that: (i) only the Board or Committee may grant an Award to a Participant who is subject to Section 16 of the Exchange Act; (ii) only the Board or Committee may grant an Award designed to be a Qualified Performance-Based Award; (iii) no Secondary Committee may grant an Award to a member of such Secondary Committee; (iv) the resolution providing for such delegation sets forth the total number of Shares and/or the pool dollar value of the Awards such Secondary Committee may grant; and (v) the Secondary Committee shall report periodically to the Board or the Committee, as the case may be, regarding the nature and scope of the Awards granted pursuant to the authority delegated. To the extent of any such delegation, references or deemed references in the Plan to the Committee will be deemed to be references to such Secondary Committee. A majority of the Secondary Committee will constitute a quorum, and the action of the members of the Secondary Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Secondary Committee.

(c) The Board shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Evidence of Award or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Board may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in an Evidence of Award, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Evidence of Award, and, subject to Sections 15 and 18, adopting modifications and amendments to this Plan or any Evidence of Award, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which NWI, its Affiliates, and/or its Subsidiaries operate. The grant of any Award that specifies Management Objectives that must be achieved before such Award can be earned or paid will specify that, before such Award will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d) The interpretation and construction by the Board of any provision of this Plan or of any Evidence of Award or other agreement or document ancillary to or in connection with this Plan and any determination by the Board pursuant to any provision of the Plan or of any such Evidence of Award or other agreement or document ancillary to or in connection with this Plan will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

13. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under the Plan, the Board may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by NWI or any Subsidiary outside of the United States of America, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of NWI may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of NWI.

14. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Shares, and such Participant fails to make arrangements for the payment of tax, the Company shall withhold such Shares having a value that shall not exceed the statutory minimum amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, or the Company may require the Participant, to satisfy the obligation, in whole or in part, by electing to have withheld, from the Shares required to be delivered to the Participant, Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Shares held by such Participant. The Shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Shares on the date the benefit is to be included in Participant’s income. In no event will the Market Value per Share of the Shares to be withheld or delivered pursuant to this Section 14 to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Shares acquired upon the exercise of Option Rights.

15. Amendments, Etc.

(a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to the Plan must be approved by the stockholders of NWI in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the Shares are not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Shares are traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 11 of the Plan, the terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, and no outstanding Option Rights or Appreciation Rights may be cancelled in exchange for other Awards, or cancelled in exchange for Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, or cancelled in exchange for cash, without stockholder approval. This Section 15(b) is intended to prohibit (without stockholder approval) the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of the Plan. Notwithstanding any provision of the Plan to the contrary, this Section 15(b) may not be amended without approval by NWI’s stockholders.

(c) If permitted by Section 409A of the Code and Section 162(m) in the case of a Qualified Performance-Based Award, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Shares of Restricted Stock or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Annual Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any Other Awards subject to any vesting schedule or transfer restriction, or who holds Shares subject to any transfer restriction imposed pursuant to Section 10(b) of the Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or Other Award may be exercised or the time when such Restriction Period will end or the time at which such Annual Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

(d) Subject to Section 16(b) of the Plan, the Board may amend the terms of any award theretofore granted under the Plan prospectively or retroactively, but subject to Section 11 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent, except as necessary to comply with changes in law or accounting rules applicable to NWI. The Board may, in its discretion, terminate the Plan at any time. Termination of the Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder on the date of termination.

16. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by NWI from time to time) and (ii) NWI shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then NWI shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the tenth business day of the month after such six-month period.

(d) Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, NWI reserves the right to make amendments to the Plan and grants hereunder as NWI deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

17. Governing Law. The Plan and all grants and Awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without regard to principles of conflicts of laws.

18. Effective Date/Termination. The Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Existing Plan, except that outstanding Awards granted under the Existing Plan will continue unaffected, in accordance with the terms of the Existing Plan as in effect on the Effective Date, following the Effective Date. No grant will be made under the Plan more than 10 years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the Evidence of Award conveying such grants and of the Plan.

19. Miscellaneous.

(a) Each grant of an Award will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Board may approve.

(b) NWI will not be required to issue any fractional Shares pursuant to the Plan. The Board may provide for the elimination of fractional Shares or for the settlement of fractional Shares in cash.

(c) The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with NWI or any Subsidiary, nor will it interfere in any way with any right NWI or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(d) No person shall have any claim to be granted any Award under the Plan. Without limiting the generality of the foregoing, the fact that a target Award is established for the job value or level for an employee shall not entitle any employee to an Award hereunder. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any Shares covered by any Award until the date as of which he or she is actually recorded as the holder of such Shares upon the stock records of the Company.

(e) Determinations by the Board or the Committee under the Plan relating to the form, amount and terms and conditions of grants and Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive grants and Awards under the Plan, whether or not such persons are similarly situated.

(f) To the extent that any provision of the Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of the Plan.

(g) No Award under the Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

(h) Absence or leave approved by a duly constituted officer of NWI or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of the Plan or Awards granted hereunder.

(i) The Board may condition the grant of any Award or combination of Awards authorized under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by NWI or a Subsidiary to the Participant.

(j) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(k) Any Evidence of Award may: (i) provide for recoupment by the Company of all or any portion of an Award upon such terms and conditions as the Board or Committee may specify in such Evidence of Award; or (ii) include restrictive covenants, including, without limitation, non-competition, non-disparagement and confidentiality conditions or restrictions, that the Participant must comply with during employment by or service to the Company and/or within a specified period after termination as a condition to the Participant’s receipt or retention of all or any portion of an Award. This Section 19(k) shall not be the Company’s exclusive remedy with respect to such matters. This Section 19(k) shall not apply after a Change in Control, unless otherwise specifically provided in the Evidence of Award.

REVOCABLE PROXY—Novatel Wireless, Inc.

Annual Meeting of Stockholders—June 18, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Novatel Wireless, Inc. (the “Company”) acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, each dated April 30, 2009, and, revoking any proxy heretofore given, hereby appoints Catherine F. Ratcliffe and Kenneth G. Leddon, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on Thursday, June 18, 2009, at 2:00 p.m., local time, at the Woodfin Hotel, 10044 Pacific Mesa Blvd., San Diego, California 92121, and any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as set forth herein.

When properly executed, this Proxy will be voted as directed herein or, if not otherwise indicated, will be voted FOR approval of Proposals 1, 2 and 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 18, 2009: THE NOTICE OF THE ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.NVTL.COM/PROXYMATERIALS.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Please complete, sign, date and return this Proxy as promptly as possible in the postage-paid return envelope provided.

*DETACH PROXY CARD HERE*

PLEASE DETACH HERE
*** You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope ***

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES SET FORTH IN PROPOSAL 1, “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2000 EMPLOYEE STOCK PURCHASE PLAN SET FORTH IN PROPOSAL 2 AND “FOR” APPROVAL OF THE COMPANY’S 2009 OMNIBUS INCENTIVE COMPENSATION PLAN SET FORTH IN PROPOSAL 3.

Proposals:

1.	Election of Directors
		For	Withhold				For	Withhold
	01 – Peter V. Leparulo	☐	☐	02 – Horst J. Pudwill			☐	☐

2.	Approval of the Amendment and Restatement of the Company’s 2000 Employee Stock Purchase Plan			For ☐	Withhold ☐	Abstain ☐

3.	Approval of the Company’s 2009 Omnibus Incentive Compensation Plan			For ☐	Withhold ☐	Abstain ☐

Non-Voting Items

Change of Address—Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Meeting.	☐

Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please date this Proxy and sign your name as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.
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